SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MATTHEWS INTERNATIONAL CORPORATION
 (Name of Registrant as Specified In Its Charter)

_________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008

NOTICE

OF

ANNUAL

MEETING

AND

PROXY

STATEMENT

Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 21, 2008

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 6:00 PM on Thursday, February 21, 2008 at the Sheraton Station Square Hotel, 300 West Station Square Drive, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the following:

1.  To elect three directors of the Company for a term of three years.
2.  To approve the adoption of the 2007 Equity Incentive Plan.
3.  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2008.
4.  To transact such other business as may properly come before the meeting.

Shareholders of record as of December 31, 2007 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend this meeting. Return the card in the enclosed envelope as soon as possible.  If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.

                                                                    Sincerely,

                                                                    Steven F. Nicola
                                                                    Corporate Secretary

January 18, 2008

Matthews International Corporation
Proxy Statement

Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212 - 5851
412 / 442-8200

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 21, 2008

The 2008 Proxy Statement and the Annual Report to Shareholders for the year ended September 30, 2007 are also available at www.matw.com under the section entitled “Reports”.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matthews International Corporation (“Matthews” or the “Company”) whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212.  This Proxy Statement and the accompanying proxy were first released to shareholders on or about January 18, 2008.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person.  Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying notice.  Shares represented by proxy will be voted in accordance with instructions.  In the absence of instructions to the contrary, the proxy solicited will be voted for the proposals set forth.

Management does not intend to bring before the meeting any business other than that set forth in the Notice of Annual Meeting of Shareholders.  If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding:  Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting.  Cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established December 31, 2007 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed. A total of 31,116,157 shares of Common Stock are outstanding and entitled to vote at the meeting.

Abstentions and broker non-votes have no effect on any proposal to be voted upon.  Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the broker or nominee has discretionary authority, but which are not voted on the matter in question because the broker or nominee does not have discretionary voting authority as to such matter.

GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE

Board of Directors

The Board of Directors is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by statute, government regulations and court decisions. Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas.

Board Composition

The Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five nor more than fifteen. Until further action, the Board of Directors has fixed the number of directors constituting the full Board at nine, divided into three classes.  The terms of office of the three classes of directors end in successive years.

After reviewing the independence standards contained in the NASDAQ listing requirements, the Board of Directors has determined that each of its directors is independent, other than former Chief Executive Officer David M. Kelly, who will be retiring from the Board effective as of the date of this Shareholders’ Meeting, and Company employees Joseph C. Bartolacci and David J. DeCarlo.  Mr. DeCarlo plans to retire from employment with the Company in February 2008, and will remain a member of the Board.  The Company’s Governance Guidelines provide that an employee member can remain on the Board for a period of no longer than one year following retirement from employment with the Company.  With the retirement of Mr. Kelly from the Board, the Board has determined that an independent, non-employee member will be appointed to replace Mr. Kelly as Chairman of the Board following this Shareholders’ Meeting.

The Board has established the position of Lead Independent Director to facilitate and coordinate meetings among the Board’s independent directors.  The independent directors meet at such times as are necessary and generally on the dates of regularly scheduled Board meetings.  The independent directors met a total of three times in fiscal 2007.  William J. Stallkamp is the Company’s Lead Independent Director.

During fiscal year 2007, there were six regularly scheduled meetings and two special meetings of the Board of Directors.

Board Committees

There are four standing committees appointed by the Board of Directors -- the Executive, Nominating and Corporate Governance, Audit and Compensation Committees.

Management has the same responsibility to each Committee as it does to the Board of Directors with respect to providing adequate staff services and information.  Furthermore, each Committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

The principal functions of the four standing Committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies on the Executive Committee, change the By-laws of the Company or exercise any authority specifically reserved by the Board of Directors.  Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company.  In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The members of the Executive Committee are Joseph C. Bartolacci (Chairman), David J. DeCarlo, David M. Kelly and John P. O’Leary, Jr.  The Executive Committee holds meetings at such times as are required.  During fiscal year 2007, the Executive Committee met two times.

Nominating and Corporate Governance Committee

The principal functions of the Nominating and Corporate Governance Committee, the members of which are John P. O’Leary, Jr. (Chairman), Glenn R. Mahone and William J. Stallkamp, are to (1) identify individuals qualified to become Board of Director members, (2) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders, (3) monitor and recommend to the Board of Directors changes, as necessary, to the Company’s Corporate Governance Guidelines, (4) lead the Board of Directors in complying with its Corporate Governance Guidelines and (5) review and make recommendations to the Board of Directors concerning director compensation.  A subcommittee of the Nominating and Corporate Governance Committee, the Stock Compensation Committee, the members of which are Mr. O’Leary (Chairman) and Mr. Stallkamp, consider and grant equity remuneration under and administer the Company’s 1994 Director Fee Plan.  The Nominating and Corporate Governance Committee is also responsible for the annual evaluations of the performance of the Board of Directors and Committees of the Board, including individual directors.  This Committee is committed to ensuring that (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company and (ii) the governance of the Company is in full compliance with law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company.  From time to time, the Nominating and Corporate Governance Committee has retained the services of a third-party search firm to assist in the identification and evaluation of potential nominees for the Board of Directors.  The Nominating and Corporate Governance Committee operates pursuant to a Charter and the Company’s Corporate Governance Guidelines, which are available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”. All members of the Nominating and Corporate Governance Committee are independent in accordance with the listing standards of NASDAQ.  The Nominating and Corporate Governance Committee met eight times during fiscal 2007.

Audit Committee

The principal functions of the Audit Committee are to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other financial information provided by the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent registered public accounting firm and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent registered public accounting firm. The Committee will serve as a vehicle to provide an open avenue of communication between the Company's Board of Directors and financial management, the internal audit department, and the independent registered public accounting firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm.  The Audit Committee operates pursuant to a Charter, which is available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”.

The Audit Committee members are William J. Stallkamp (Chairman), Robert G. Neubert, Martin Schlatter and John D. Turner, all of whom the Board of Directors has determined in its business judgment are independent from the Company and its management as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Mr. Neubert has been designated as the Audit Committee financial expert. During fiscal 2007, the Audit Committee met six times.

Compensation Committee

The principal functions of the Compensation Committee, the members of which are John D. Turner (Chairman), Glenn R. Mahone and Robert G. Neubert, are to review periodically the suitability of the remuneration arrangements (including benefits), other than stock remuneration, for the principal executives of the Company, and to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement.  The Committee also reviews, at least annually, succession plans for the position of Chief Executive Officer and other senior executive positions of the Company.  A subcommittee of the Compensation Committee, the Stock Compensation Committee, the members of which are Mr. Turner (Chairman) and Mr. Neubert, consider and grant stock remuneration and administer the Company's 1992 Stock Incentive Plan.  The Compensation Committee, which does not presently have a formal charter, met four times during fiscal year 2007.

Meeting Attendance

Under the applicable rules of the SEC, the Company's Proxy Statement is required to name those directors who during the preceding year attended fewer than 75% of the total number of meetings held by the Board and by the Committees of which they are members. During fiscal year 2007, all directors attended more than 75% of such meetings for which they were eligible.

The Company does not have a formal policy with regard to Board members attending the Annual Meeting of Shareholders, but it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past.  All Board members (except Mr. Mahone due to unforeseen travel and weather-related issues) attended the 2007 Annual Meeting of Shareholders.

Compensation of Directors

Director compensation is administered and determined by the Nominating and Corporate Governance Committee.  In performing its duties, the Committee consults with various independent third-party advisors.  In fiscal 2007, the Committee consulted primarily with Towers Perrin, an independent human resources consulting firm.

Under the Company’s 1994 Director Fee Plan, as amended, each eligible independent director receives an annual retainer valued at $30,000. Such annual retainer will be paid either in cash or in shares of the Company’s Common Stock, as determined by the Nominating and Corporate Governance Committee.  If the Nominating and Corporate Governance Committee decides to pay the annual retainer in cash, a director may instead elect to receive the annual retainer in current shares of the Company’s Common Stock or Common Stock credited to a deferred stock account as phantom stock.  If the Nominating and Corporate Governance Committee chooses to pay such annual retainer in Common Stock, a director may defer the receipt of such Common Stock.  The precise annual stock-based awards to be granted and their valuation are determined by the Stock Compensation Committee of the Nominating and Corporate Governance Committee.

Each independent director also receives an annual stock-based grant (non-statutory stock options, stock appreciation rights and/or restricted shares) with a value of $50,000.  The precise awards to be granted and their valuation are determined by the Stock Compensation Committee of the Nominating and Corporate Governance Committee.  At December 31, 2007, there were 185,518 shares available for future grant under the 1994 Director Fee Plan.

A non-employee Chairman of the Board receives an additional annual retainer fee of $45,000 which, at the election of the Chairman, may be received in cash, current shares of the Company’s Common Stock or Common Stock credited to a deferred stock account as phantom stock.  A non-employee Chairman is not eligible for meeting fees.  Each Committee chairperson receives an additional retainer fee of $5,000 (or $7,500 in the case of the Audit Committee chairperson) for a year of service as a Committee chairperson.  The Lead Independent Director receives an additional retainer fee of $5,000 for a year of service as Lead Independent Director. In addition, each director is paid $1,500 for every meeting of the Board of Directors attended, $1,000 for every Committee meeting attended, and $1,500 for each shareholders’ meeting attended.  Directors may also elect to receive the common stock equivalent of meeting fees, which will be credited to a deferred stock account as phantom stock.

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

The following table summarizes the director compensation earned by the non-employee directors of the Company in fiscal 2007.

Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2) (4)	Option Awards (3) (4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
D.M. Kelly	$75,000	$15,252	-	-	-	$83,333	$173,585
G.R. Mahone	47,500	37,146	$9,444	-	-	-	94,090
R.G. Neubert	47,000	15,252	-	-	-	-	62,252
J.P. O’Leary, Jr.	56,500	15,252	31,338	-	-	-	103,090
M. Schlatter	-	-	-	-	-	-	-
W.J. Stallkamp	63,000	37,146	9,444	-	-	-	109,590
J.D. Turner	57,500	37,146	9,444	-	-	-	104,090

(1)	Messrs. Mahone and Neubert each elected to receive fees of $30,000 in shares of the Company’s common stock.
(2)
Amounts in this column reflect the expense recognized for financial statement purposes for fiscal 2007, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment”, (“SFAS No. 123(R)”), with respect to awards of restricted shares of the Company’s common stock, which include awards made during fiscal 2007 and 2006; however, the estimate for forfeiture related to service based vesting conditions is disregarded for purposes of this valuation.  There were no forfeitures of restricted shares by any director during fiscal 2007. On March 9, 2006, Messrs. Mahone, Stallkamp and Turner were each awarded 1,200 restricted shares with a grant date fair value of $36.49. On March 8, 2007, Messrs. Kelly, Mahone, Neubert, O’Leary, Stallkamp and Turner were each awarded 1,400 restricted shares with a grant date fair value of $39.20.  At September 30, 2007, directors held restricted shares issued under the 1994 Director Fee Plan as follows:  Mr. Kelly, 1,400 shares; Mr. Mahone, 2,600 shares; Mr. Neubert, 1,400 shares; Mr. O’Leary, 1,400 shares; Mr. Stallkamp, 2,600 shares; and Mr. Turner, 2,600 shares.

(3)
Amounts in this column reflect the expense recognized for financial statement purposes for fiscal 2007, in accordance with SFAS No. 123(R), with respect to awards of options on the Company’s common stock, which include option awards made during fiscal 2006 and 2005; however, the estimate for forfeiture related to service based vesting conditions is disregarded for purposes of this valuation.  There were no forfeitures of stock options by any director during fiscal 2007.  On March 10, 2005, Messrs. Mahone, O’Leary, Stallkamp and Turner were each awarded 3,500 options with a grant date fair value of $12.15. On March 9, 2006, Mr. O’Leary was awarded 4,800 options with a grant date fair value of $9.13.  At September 30, 2007, directors held options issued under the 1994 Director Fee Plan as follows:  Mr. Mahone, 3,500 options; Mr. O’Leary, 8,300 options; Mr. Stallkamp, 2,500 options; and Mr. Turner, 3,500 options.

(4)
Assumptions on which this valuation is based are generally consistent with those set forth in Note 8 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2007.

(5)	Amount represents consulting fees paid to Mr. Kelly for a period of one year after his retirement from employment with the Company on February 1, 2007.

Access to Directors

The shareholders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular director in care of Steven F. Nicola, Corporate Secretary, at the Company.  At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Nominating and Corporate Governance Committee or by the shareholders.  Robert G. Neubert and John D. Turner, whose terms of office are expiring, have been nominated by the Nominating and Corporate Governance Committee to serve for a three-year term that will end in 2011.  Martin Schlatter, who was elected to the Board of Directors on November 13, 2007, has also been nominated by the Nominating and Corporate Governance Committee to serve for a three-year term that will end in 2011.  In connection with the election of Mr. Schlatter, a third-party search firm was retained to assist in the identification and evaluation of director candidates. In November 2007, the Board adopted a change to its Corporate Governance Guidelines to require that all newly-appointed directors be nominated for election by the shareholders at the next scheduled Annual Meeting after such appointment by the Board.  Nominations made by the shareholders must be made in writing in accordance with Section 6.1 of the Restated Articles of Incorporation.  No such nominations have been received.

In recommending and nominating directors for election to the Board of Directors of Matthews, a candidate’s background, skills, diversity, personal characteristics and business experience will be assessed, and the following criteria and qualifications as to the candidates should be observed.  Candidates are to be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value.

Under the Company’s Corporate Governance Guidelines, any director who experiences a change in principal occupation or primary business affiliation from that in which such director was engaged upon their last election to the Board, must offer to submit a letter of resignation from the Board.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If any nominee should become unavailable prior to the meeting, the accompanying proxy will be voted for the election in the nominee's place of such other person as the Board of Directors may recommend.

Only affirmative votes are counted in the election of directors.  The two nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company’s Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

The Board of Directors recommends that you vote FOR the election of directors.

The following information is furnished with respect to the persons nominated by the Board of Directors for election as directors and with respect to the continuing directors.

Nominees

Robert G. Neubert, age 65, was elected to the Board of Directors of the Company in May 2006.  Mr. Neubert is a retired partner of Ernst & Young LLP, an accounting firm.  Mr. Neubert has more than 30 years of experience assisting clients in numerous industries and has extensive experience in public and SEC reporting, as well as strategic, operational and governance matters.  Mr. Neubert served as the U.S. representative to and member of the governing board of The International Federation of Accountants, the organization responsible for establishing auditing standards applied internationally.  Mr. Neubert holds degrees from Pennsylvania State University and Harvard Business School.

Martin Schlatter, age 42, was elected to the Board of Directors of the Company in November 2007.  Mr. Schlatter currently serves as Vice President and Chief Marketing Officer of Wm. Wrigley Jr. Company, where he has held executive positions, including general manager for Wrigley’s U.S. Business, since late 2004.  Mr. Schlatter joined Wrigley in 2002 and has held various senior management positions within the company during this time.  Previously, he was in leadership positions at Lindt Chocolates in Switzerland and at Procter & Gamble in Germany and the U.K.  Mr. Schlatter holds a Licentiate in Business Administration/Economics from HSG University in Switzerland.

John D. Turner, age 61, has been a director of the Company since 1999.  Mr. Turner retired as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, in 2003, where he had served as Chief Executive Officer since 1988.  Mr. Turner received a Bachelor's Degree in Biology from Colgate University.  He currently serves on the Board of Directors of Allegheny Technologies Incorporated.

Continuing Directors

Joseph C. Bartolacci, age 47, was appointed Chief Executive Officer effective October 1, 2006.  He had been President and Chief Operating Officer since September 1, 2005.  Mr. Bartolacci was elected to the Board of Directors on November 15, 2005.  He had been President, Casket Division since February 2004 and Executive Vice President of Matthews since January 1, 2004.  He had served as President, Matthews Europe since April 2002, and had also been President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews International Corporation) since June 1999.  Prior thereto, he was General Counsel of Matthews.  Mr. Bartolacci received a Bachelor of Science degree in Accounting from Saint Vincent College and a Juris Doctor from the University of Pittsburgh.  Prior to joining Matthews, Mr. Bartolacci was Vice President and General Counsel of Thrift Drug Company.  Mr. Bartolacci serves on the Company’s Pension Board, the Board of the Jas. H. Matthews & Co. Educational and Charitable Trust, and on the boards of various subsidiaries of Matthews International Corporation.  Mr. Bartolacci is a member of the Board of Directors of Saint Vincent College and the St. Margaret Hospital Foundation.

David J. DeCarlo, age 62, is Vice Chairman and has been a director of the Company since 1987. He was elected President, Bronze Division in November 1993, Group President, Bronze and Casket Divisions in February 2004 and Vice Chairman effective September 1, 2005. Mr. DeCarlo received a Bachelor of Science Degree in Industrial Management from West Virginia University in 1967, a Master of Arts Degree in Economics and Statistics from the University of Pennsylvania in 1970, and an M.B.A. in Finance from the University of Pennsylvania Wharton School of Finance in 1971 where he also completed all the required courses for a Ph.D. in Applied Economics and Finance.  Prior to joining Matthews, Mr. DeCarlo held various management positions with Reynolds Aluminum Company, Westinghouse Electric Corporation, and Joy Manufacturing Company where his last position was Vice President of Field Operations.

Glenn R. Mahone, age 62, has been a director of the Company since April 2003.  Mr. Mahone is a partner in the Business and Regulatory Department and member of the Executive Committee of Reed Smith LLP (“Reed Smith”), a global law firm.  Reed Smith is one of many firms that provides legal services to the Company.  The annual fees paid to Reed Smith for such services are not material to the Company or Reed Smith.  Mr. Mahone does not individually provide legal services to the Company and has no involvement in the services provided by Reed Smith.  As such, he is considered by the Company as an independent director.  Prior to returning to Reed Smith in 1991, he spent ten years in the radio broadcast industry as a chief executive, entrepreneur and owner.  Mr. Mahone holds Master of Laws, Juris Doctor and Bachelor of Science degrees from Yale University, Duquesne University and the Pennsylvania State University, respectively.  Mr. Mahone was recently appointed as a director of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland.  He is also Chairman of the Board of the Allegheny County Airport Authority and the Manchester Bidwell Corporation, and is a member of the Board of Trustees of Westminster College.

John P. O'Leary, Jr., age 61, has been a director of the Company since 1992.  Mr. O'Leary retired as Senior Vice President, SCA North America, a packaging supplier, in June 2004, where he had served as Senior Vice President since May 2002.  Prior thereto, he was President and Chief Executive Officer of Tuscarora Incorporated ("Tuscarora"), a wholly-owned subsidiary of SCA Packaging International B.V. and a division of SCA North America.  Tuscarora is a producer and manufacturer of custom design protective packaging.  Preceding SCA's acquisition of Tuscarora, Mr. O'Leary served as Chairman of Tuscarora's Board of Directors.  Mr. O'Leary holds a Masters in Business Administration from the University of Pennsylvania Wharton School of Business and received a Bachelor's Degree in Economics from Gettysburg College. He currently serves on the Board of Directors of Pregis, Inc., a protective packaging company.

William J. Stallkamp, age 68, has been a director of the Company since 1981. Mr. Stallkamp was appointed as the Board’s Lead Independent Director in fiscal 2005.  Mr. Stallkamp was a Vice Chairman of Mellon Financial Corporation, a financial services company, in Pittsburgh, Pennsylvania and Chairman and Chief Executive Officer of Mellon PSFS in Philadelphia, Pennsylvania until his retirement on January 1, 2000.  Until January 2002, he was a fund advisor and Chairman of the Operations Group at Safeguard Scientifics, Inc., a technology company.  He received a Bachelor of Science Degree in Business Administration from Miami University of Oxford, Ohio.  He serves as a director of Cowee Forest Products, Inc., United Concordia Companies, Inc., Highmark, The Philadelphia Stock Exchange and The Smithers-Oasis Company.  He is a member of the Board of Directors of the Southeastern Pennsylvania Chapter of the American Red Cross and the Franklin Institute.

The term for each nominee and director is listed below:

Nominees:	Term to expire at Annual Meeting of Shareholders in:

Robert G. Neubert	2011
Martin Schlatter	2011
John D. Turner	2011

Continuing Directors:

Joseph C. Bartolacci	2009
Glenn R. Mahone	2009
William J. Stallkamp	2009

David J. DeCarlo	2010
John P. O’Leary, Jr.	2010

David M. Kelly will retire from the Board after the 2008 Annual Meeting of Shareholders.

In addition, Mr. DeCarlo plans to retire from employment with the Company in February 2008.  As such, under the Company’s Corporate Governance Guidelines, he can continue to serve on the Board for no longer than one year from his retirement date (February 2009).

PROPOSAL 2

APPROVAL OF ADOPTION OF
THE 2007 EQUITY INCENTIVE PLAN

Introduction

The Company’s 2007 Equity Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors on November 13, 2007.  The affirmative vote of a majority of the votes cast in person or by proxy at a meeting held on or prior to November 12, 2008 in which the holders of at least a majority of the outstanding shares of the Company’s Common Stock are present and voting is required for approval of adoption of the Plan.  If the shareholders of the Company do not approve the Plan as proposed in this proxy statement, the Plan will not be used by the Company.  Upon approval of the Plan, there will be no further grants under the existing 1992 Stock Incentive Plan.

At December 31, 2007, the status of the Company’s equity-based compensation plans (the 1992 Stock Incentive Plan and the 1994 Director Fee Plan) was as follows:

	1992 Stock Incentive Plan	1994 Director Fee Plan	Total
Stock Options
Outstanding shares	2,027,438 shares	21,300 shares	2,048,738 shares
Weighted-average exercise price exercise price	$33.56 per share	$35.05 per share	$33.57 per share
Average term to expiration	6.9 years	7.4 years	6.9 years

Full Value Awards (restricted shares only)
Outstanding unvested shares	141,574 shares	12,000 shares	153,574 shares

Shares available for grant	2,498,411 shares	185,518 shares	2,683,929 shares

Description of Equity Incentive Plan

The full text of the Plan is set forth as Exhibit A to this Proxy Statement. The following description of the Plan is qualified in its entirety by reference to Exhibit A.

General.  The purposes of the Plan are to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company’s Class A Common Stock, par value $1.00 per share, on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries.  The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary.

Under the Plan, which has a ten-year term through November 12, 2017, the maximum number of shares available for grants or awards is an aggregate of 2,200,000 shares.  The Plan also includes a fixed sub-limit for the granting of incentive stock options.  In general, without further shareholder approval, the maximum number of shares for which incentive stock options may be granted is 1,000,000 shares.

The Plan provides for (i) the grant of incentive stock options under Section 422 of the Internal Revenue Code, (ii) the grant of nonstatutory stock options, (iii) the grant of stock appreciation rights, either granted in conjunction with stock options (i.e., tandem SARs) or not in conjunction with options (i.e., freestanding SARs), (iv) restricted share awards, (v) restricted stock units, (vi) performance units and (vii) other stock based awards.  Although the Plan permits the grant of incentive stock options, the Company has not typically granted incentive stock options under its prior equity incentive plans.

The maximum number of shares as to which awards other than performance units or “other stock-based awards” may be made under the Plan to any one employee in any one calendar year is 250,000 shares.  The maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance units in any one calendar year is $5,000,000, and the maximum value of Common Stock and other property, including cash, that may be paid or distributed to any participant with respect to “other stock based awards” in any one calendar year is also $5,000,000.

Share Counting.  For purposes of the limit on the number of shares available under the Plan and available for the sub-limit on incentive stock options (but not for the individual limit on shares that can be granted), each share of Common Stock which is subject to an award other than a stock option or a stock appreciation right is counted as two shares rather than one share, except that in case of performance units, shares of Common Stock are counted as two shares rather than one share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit award.

Except in the case of performance unit awards (where shares of Common Stock are counted only upon actual issuance of the shares), to the extent that any award is forfeited, or any option and tandem SAR (if any) or any free-standing SAR terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common Stock subject to such awards will again be available for awards under the Plan.  However, shares of Common Stock subject to such awards will continue to be counted for purposes of the individual limits on shares that can be granted.

If the exercise price of any stock option and/or the tax withholding obligations relating to any awards are satisfied by delivering shares or withholding shares relating to such award, the gross number of shares subject to the award will nonetheless be deemed to have been granted for purposes of the Plan and any shares which are delivered back to the Company will not be added to the aggregate number of shares for which awards may be made under the Plan.  If shares of Common Stock are issued upon the exercise of a stock appreciation right, all shares subject to the stock appreciation right are counted regardless of the number of shares issued upon exercise.

Administration.  The Plan will be administered by a Committee appointed by the Board of Directors.  At present, this is the Stock Compensation Committee, a subcommittee of the Compensation Committee of the Company.  None of the members of such Committee is eligible to participate in the Plan.

Subject to the provisions of the Plan, the Committee has full and final authority, in its discretion, to make awards under the Plan, and to determine the employees to whom each award is made and the number of shares covered thereby.  In determining the eligibility of any employee, as well as in determining the number of shares covered by each award, the Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant.

The Committee also has the power to interpret the Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Plan as it deems necessary and advisable in its administration of the Plan.

Terms of Stock Options.  The option price for each stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the stock option except that, in the case of an incentive stock option granted to an employee who owns actually or constructively pursuant to the rules contained in Section 424(d) of the Internal Revenue Code more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Ten Percent Employee”), the option price may not be less than 110% of such fair market value.  Fair market value of the Common Stock for all purposes under the Plan is the mean between the publicly reported highest and lowest sales prices per share of Class A Common Stock of the Company as quoted in the NASDAQ National Market System listing in The Wall Street Journal on the date as of which fair market value is determined.  On December 31, 2007, the fair market value of the Common Stock of the Company as determined by the above-stated formula was $47.70 per share.

No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee).  Unless the Committee, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part.  Otherwise stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company may cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program, but the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant in the Plan during any calendar year may not exceed $100,000.  If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise dates of such incentive stock options will be accelerated only to the date or dates, if any, that do not result in a violation of the $100,000 restriction, and in such event the exercise dates of the incentive stock options with the lowest option prices would be accelerated to the earliest such dates.  The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would thereby be converted in whole or in part to nonstatutory stock options.

Stock Appreciation Rights.  A stock appreciation right (SAR) entitles the holder to receive, on exercise, the excess of the fair market value of the Common Stock on the exercise date over the SAR grant price.  The Committee may grant SAR awards as stand-alone awards or in tandem with a related option award under the Plan.  The SAR grant price is set by the Committee and may not be less than the fair market value of the Common Stock on the date of the grant.  Payment upon exercise will be in cash, shares of Common Stock, or both.  Unless otherwise determined by the Committee, any related option will no longer be exercisable to the extent a tandem SAR has been exercised, and the exercise of an option will cancel the related tandem SAR.

Repricing Prohibited.  The Plan prohibits repricing of options or SARs without further shareholder approval.  Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing.  The grant of a substitute award under the anti-dilution and anti-enlargement provisions explained under “Miscellaneous,” below, is not a repricing.

Other Terms of Options and SARS.  Unless the Committee determines otherwise, the following provisions of this paragraph will apply in the event of any termination of employment, except that the third preceding paragraph will apply in any event if the exercise date of any incentive stock option is accelerated.  If the employment of a participant who is not a Disabled Participant (as defined in the Plan) is voluntarily terminated with the consent of the Company or a participant retires under any retirement plan of the Company or a subsidiary (i) any then outstanding incentive stock option held by the participant is exercisable (but only to the extent the stock option was exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within three months after the date of termination of employment, whichever is the shorter period, and (ii) any nonstatutory stock option or stock appreciation right held by the participant is exercisable (but only to the extent the stock option or stock appreciation right was exercisable immediately prior to the termination of employment of the participant) at any time prior to the expiration of the stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.  If the employment of any participant is voluntarily terminated with such consent and such termination occurs because the participant is a Disabled Participant, any then outstanding stock option or stock appreciation right held by the participant is exercisable in full (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.  In the event of the death of a participant during employment, any then outstanding stock option or stock appreciation right is exercisable in full (whether or not so exercisable immediately prior to the death of the participant) by the person or persons entitled to do so under the Will of the participant or, if the participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the participant, in either case at any time prior to the expiration of the stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period.  In the event of the death of a participant after termination of employment during a period when a stock option or stock appreciation right is exercisable, any outstanding stock option or stock appreciation right held by the participant at the time of death is exercisable by the person or persons entitled to do so under the Will of the participant or by the legal representative of the participant (but only to the extent the stock option or stock appreciation right was exercisable immediately prior to the death of the participant) at any time prior to the expiration of the stock option or stock appreciation right within one year after the date of death, whichever is the shorter period.  If the employment of any participant terminates for any other reason, unless the exercise period of a stock option or stock appreciation right following termination of employment has been extended upon the occurrence of one or more of the events described under “Additional Rights in Certain Events” below, the rights of the participant under any then outstanding stock option or stock appreciation right terminate at the time of such termination of employment.

Unless the Committee, in its discretion, otherwise determines, no stock option or stock appreciation right granted under the Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option or stock appreciation right may be exercised during a participant’s lifetime only by the participant.  If the Committee determines that such an award is transferable it may do so only to the extent that such transfer is made without the payment of value or consideration to the participant.

Each grant of a stock option or stock appreciation right must be confirmed by an agreement between the Company and the participant which sets forth the terms of the stock option or stock appreciation right.

Performance Goals.  The Committee may establish performance goals (“Performance Goals”) in connection with the grant of restricted stock, restricted stock units, performance units or “other stock-based awards.”  In the case of awards to participants who may be covered employees under Section 162(m) of the Internal Revenue Code where the Committee wishes to qualify the award for the performance-based exception to the limitations on compensation deductions under Section 162(m) of the Internal Revenue Code, the Committee may designate the award as a “Qualified Performance-Based Award” and must certify in writing when the Performance Goals have been achieved.  In such cases, the Performance Goals will be based on one or more of the following:

(i)
The following criteria for the Company on a consolidated basis, one or more of its direct or indirect subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the Company, its subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	Net Income
2.	Economic Value Added (earnings less a capital charge)
3.	EBITDA (earnings before interest, taxes, depreciation and amortization)
4.	Sales
5.	Costs
6.	Gross Margin
7.	Operating Margin
8.	Pre-tax Profit or Income
9.	Market Share
10.	Return on Net Assets
11.	Return on Assets
12.	Return on Capital
13.	Return on Invested Capital
14.	Cash Flow
15.	Free Cash Flow
16.	Operating Cash Flow
17.	Operating Income
18.	EBIT (earnings before interest and taxes)
19.	Working Capital
20.	Innovation as measured by a percentage of sales from new products

(ii)
The following criteria for the Company, either in absolute terms or relative to the performance of the Company (for a different period), one or more other companies or an index covering multiple companies:

1.	Stock Price
2.	Return on Shareholders’ Equity
3.	Earnings Per Share
4.	Cash Flow Per Share
5.	Total Shareholder Return (stock price appreciation plus dividends)

Restricted Stock.  Restricted stock awards are actual shares of Common Stock issued to a participant subject to such restrictions (including restrictions on the right of the participant to sell, assign, transfer, pledge or otherwise encumber the shares awarded while such shares are subject to restrictions) as the Committee may impose thereon.  Except as otherwise determined by the Committee, the participant shall have, with respect to the shares of the restricted stock, all the rights of a shareholder of the Company, including the right to vote the shares and receive cash dividends.  Prior to or at the time of grant, the Committee shall condition the award on the continued employment by the participant, Performance Goals as set by the Committee, or both.  Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any restrictions it imposes.

In lieu of the payment of cash dividends to the participant, the Committee, in its discretion, may determine that cash dividends on the shares of restricted stock will be (i) automatically deferred and reinvested in additional restricted stock, or (ii) held by the Company in cash (without any payment of interest thereon), and subject to the same vesting and forfeiture restrictions of the restricted stock with respect to which the dividends are payable.

Following a restricted stock award and prior to the lapse of the applicable restrictions, to the extent that share certificates representing the restricted shares are issued, such certificates will either bear a legend referencing the restrictions or will be held by the Company in escrow.  Upon the lapse of the applicable restrictions (and not before such time), any share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the participant, or any shares evidenced by book-entry will be marked unrestricted.  If the restrictions applicable to the restricted stock award are not satisfied within the applicable period, the shares subject to the award will be forfeited, any certificates returned to the Company and any book entries changed to evidence transfer of the shares to the Company.

Restricted Stock Unit Awards.  Restricted stock units are awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount of cash, shares of Common Stock, or both, based upon the fair market value of a specified number of shares of Common Stock.  The vesting of such units will be conditioned upon the continued service of the participant, the attainment of Performance Goals as set by the Committee, or both.  Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any of the conditions applicable to restricted stock units.  Restricted stock units generally may not be transferred by a participant.  Participants granted restricted stock units will not be entitled to any dividends payable on the Common Stock unless the agreement relating to the award provides otherwise and shall not have any voting rights with respect to such units.

Performance Units.  Performance units may be granted by the Committee either alone or in addition to other awards under the Plan and subject to the satisfaction of Performance Goals specified by the Committee.  The Committee may select periods during which the Performance Goals chosen by the Committee are measured for the purpose of determining the extent to which a performance unit has been earned.  The Committee decides whether the Performance Goals have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination.  Performance units will not have any voting rights and holders of performance units will not be shareholders of the Company unless and until shares of Common Stock are issued.  Performance units generally may not be transferred by a participant.

Other Awards.  The Committee may award Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents.  Any such award shall be subject to such terms and conditions as established by the Committee.

Additional Rights in Certain Events.  The Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights, for the lapse of the restrictions on restricted share awards, and for the vesting of restricted stock units and performance units upon the occurrence of one or more events described in Section 11 of the Plan (“Section 11 Events”).  Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 20% or more of the voting power of the Company, (ii) at any time less than 60% of the members of the Board of Directors are persons who were either directors on November 13, 2007 or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on November 13, 2007 or who were so approved, (iii) the shareholders of the Company approve any agreement or plan providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former shareholders of the Company will thereafter own less than a majority of the voting power of the surviving or acquiring corporation or the parent thereof or (iv) the shareholders of the Company approve any liquidation, sale or transfer of all or substantially all the assets of the Company (other than to entities controlled by the Company and/or its shareholders following such event).

Unless the agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options and exceptions for certain participants described in Section 11 of the Plan, notwithstanding any other provision contained in the Plan, upon the occurrence of any Section 11 Event (i) all outstanding stock options and stock appreciation rights become immediately and fully exercisable whether or not otherwise exercisable by their terms, (ii) all stock options and stock appreciation rights held by a participant whose employment with the Company or a subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death are exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation rights, (iii) all restrictions applicable to restricted stock awards under the Plan which have not previously lapsed will lapse regardless of the scheduled lapse of such restrictions and (iv) all restricted stock units and performance units are considered to be earned and payable in full, any vesting conditions are considered to have been satisfied, and such restricted stock units and performance units will be settled in cash as promptly as is practicable.  The Plan also provides for certain tax gross-up rights and payments related to Section 11 Events.

Miscellaneous.  The Board of Directors may alter or amend the Plan at any time except that, without approval of the shareholders of the Company, no alteration or amendment may (i) increase the maximum aggregate number of shares of Common Stock for which awards may be made under the Plan, (ii) increase the maximum aggregate number of shares as to which incentive stock options may be granted pursuant to the sub-limit under the Plan, (iii) make any changes in the class of employees eligible to be granted awards under the Plan, (iv) change the maximum number of shares as to which awards may be made to any participant under the Plan, (v) change the maximum amount that may be paid or distributed to any participant in any one calendar year under the Plan pursuant to a grant of performance units or other stock-based awards, (vi) change the restrictions regarding repricing explained above, (vii) change the option price or base price of any stock appreciation right permitted under the Plan, (viii) be made if shareholder approval of the amendment is at the time required for awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ National Market System or any other stock exchange on which the Common Stock may then be listed or (ix) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for an exemption under Section 162(m) of the Internal Revenue Code.  In addition, no alteration or amendment of the Plan may, without the written consent of the holder of any award theretofore granted under the Plan, adversely affect the rights of such holder with respect thereto.

The Board of Directors may also terminate the Plan at any time, but termination of the Plan would not terminate any outstanding awards granted under the Plan or cause a revocation or forfeiture of any restricted stock award under the Plan.

The Plan contains anti-dilution and anti-enlargement provisions providing for adjustment or substitution in the shares available for awards under the Plan, in the various maximum limitations on awards under the Plan, in the number of shares covered by outstanding awards under the Plan and in the exercise price of outstanding awards in certain events, including mergers, consolidations, acquisitions of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a subsidiary, extraordinary dividend, stock dividend, stock split, revenue stock split, reorganization, share combination or recapitalization.

Awards to a participant may, in the Committee’s sole discretion at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such awards, be cancelled, suspended or required to be repaid to the Company if the participant (i) competes with the Company or its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or certain others to cease doing business with the Company or its subsidiaries, or interferes with the Company’s or any of its subsidiaries’ relationships with such customer, supplier, licensee or other person, (iii) solicits employees to leave the employment of the Company or its subsidiaries or interferes with their employment relationship, or (iv) defames or disparages the Company, its subsidiaries or certain related persons.  Unless the agreement related to an award or an amendment otherwise provides, these provisions do not apply following the occurrence of one or more of the events described under “Additional Rights in Certain Events” above.

The Plan contains provisions intended to comply with both Section 409A of the Internal Revenue Code (related to deferred compensation) and, as discussed above under Performance Goals, Section 162(m) of the Internal Revenue Code (related to performance-based awards).  The Committee may establish procedures allowing payment of an award to be deferred, provided any deferral is consistent with Section 409A of the Internal Revenue Code.  In such cases of deferral, the participant may be entitled to receive interest or dividends, or their equivalents, with respect to shares covered by the award.

Possible Anti-takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of outstanding stock options and stock appreciation rights upon the occurrence of a Section 11 Event, the extension of the period during which outstanding stock options and stock appreciation rights may be exercised upon termination of employment following a Section 11 Event, the lapse of restrictions applicable to restricted stock and other awards, accelerated vesting of restricted stock units and performance units upon the occurrence of a Section 11 Event, and the tax gross-up rights and payments related to a Section 11 Event, may be considered as having an anti-takeover effect.

Awards to Named Officers and Other Employees

The Plan is new and no awards have been made under it.  The Committee has not yet established guidelines or standards on the types of awards it may grant under the Plan to the named officers or other participants or the number of shares that the awards will cover.

Share Repurchases May Prevent Dilution

For a number of years, the Company has had and the Company currently has in place an active share repurchase program.  The Company has no specific policy or practice with respect to the repurchase of shares under such program in order to offset grants of shares under its equity plans.  However, the effect of any such share repurchase program will be to prevent or minimize the dilutive effect of stock-based compensation plans.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of awards under the Plan.  This summary is not intended to be exhaustive, is based on U.S. federal income tax law currently in effect, does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences under present law.

Incentive Stock Options.  A participant does not recognize any taxable income upon receipt of an incentive stock option or generally, at the time of exercise of an incentive stock option, whether cash or shares are used to pay the exercise price.  The exercise of an incentive stock option, however, generally does result in an increase in a participant’s taxable income for alternative minimum tax purposes.

If a participant exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to a participant), upon disposition of the shares any amount realized in excess of the participant’s tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss.  In the event of a “disqualifying disposition”, the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the participant’s tax basis in the shares) is treated as compensation income received by the participant in the year of disposition.  Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year.  Special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock.  If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a “disqualifying disposition” of the shares transferred, but only compensation income determined as stated above, and no capital gain or loss, is recognized.

Neither the Company nor any of its subsidiaries is entitled to a deduction with respect to shares received by a participant upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.”  If an amount is treated as compensation received by a participant because of a “disqualifying disposition,” the Company or one of its subsidiaries generally is entitled to a deduction in the same amount for compensation paid, subject to the “Limits on Deductions/Other Tax Matters” below.

Nonstatutory Stock Options.  A participant generally does not recognize any taxable income upon receipt of a nonstatutory stock option.  Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is treated as compensation income received by the participant in the year of exercise.  If the option price of a nonstatutory stock option is paid in whole or in part in shares, no income, gain or loss is recognized by a participant on the receipt of shares equal in value on the date of exercise to shares delivered in payment of the option price.  The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is treated as compensation income received by the participant on the date of exercise of the stock option.

The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of a nonstatutory stock option, subject to the “Limits on Deductions/Other Tax Matters” below.

Stock Appreciation Rights.  A participant generally does not recognize any taxable income upon receipt of a SAR (whether as a stand-alone award or in tandem with a related option award).  Upon the exercise of a SAR the amount by which the fair market value of the Common Stock subject to the SAR on the exercise date exceeds the SAR grant price is treated as compensation income received by the participant in the year of exercise, whether received in cash, shares of Common Stock or both.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of the SAR, subject to the “Limits on Deductions/Other Tax Matters” below.

Restricted Stock.  A participant does not recognize any taxable income upon the grant of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture).  However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions.  If the participant does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the participant and is taxable in the year the restrictions lapse.  If the participant does not make a Section 83(b) election, dividends paid to the participant on the shares prior to the date the restrictions lapse will be treated as compensation income.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income to the participant, subject to the “Limits on Deductions/Other Tax Matters” below.

Restricted Stock Units.  A participant generally does not recognize any taxable income upon receipt of restricted stock units.  Any cash and the fair market value of any shares of Common Stock received by a participant upon the vesting of restricted stock units are treated as compensation income received by the participant in the year of receipt.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon vesting of the restricted stock units, subject to the “Limits on Deductions/Other Tax Matters” below.

Performance Units.  A participant generally does not recognize any taxable income upon receipt of performance units.  Any cash and the fair market value of any shares of Common Stock and other property received by a participant when performance units are earned are treated as compensation income received by the participant in the year of receipt.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon the earning of performance units, subject to the “Limits on Deductions/Other Tax Matters” below.

Other Awards.  The tax consequences to the participant and the Company of awards of Common Stock and other awards that are valued by reference to or otherwise based upon Common Stock will be dependent upon the nature and structure of the award.

Limits on Deductions/Other Tax Matters.  Certain events described above under “Additional Rights in Certain Events” may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to a participant on certain compensation resulting from awards previously received under the Plan and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.  However, as explained above, Section 11 of the Plan provides for the Company to make certain payments to a participant to reimburse such excise tax in certain circumstances.

The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid provided the compensation is reasonable.  However, Section 162(m) of the Internal Revenue Code disallows a compensation deduction for compensation paid to the principal executive officer and any of the other three highest compensated officers (other than the principal financial officer) of the Company in excess of $1 million each in any taxable year of the Company, except that compensation that is performance-based may be excluded from this deduction limitation.  (The $1 million deduction limit is reduced by the amount of any compensation deduction disallowed under the immediately preceding paragraph.)  The Plan has been structured so that compensation arising from the exercise of nonstatutory stock options, stock appreciation rights or the disqualifying disposition of shares acquired upon exercise of incentive stock options should be performance-based within the meaning of Section 162(m) of the Internal Revenue Code.  As indicated above, the Plan also permits the Committee to designate awards other than options and SARs as Qualified Performance-Based Awards with the objective of qualifying such awards as performance-based within the meaning of Section 162(m) of the Internal Revenue Code.  Nevertheless, it is possible that awards may be made which may be subject to the limits of Section 162(m) of the Internal Revenue Code.

In addition to the Plan, the Company also has a Director Fee Plan.  The Director Fee Plan is more fully described in the “Director Compensation” section of this Proxy Statement.

Equity Plan Information

The following table provides information about grants under the Company's equity compensation plans as of September 30, 2007:

	Equity Compensation Plan Information
			Number of securities
			remaining available
			for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price	compensation plans
	exercise of	of outstanding	(excluding
	outstanding options,	options, warrants	securities reflected
Plan category	warrants and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Stock Incentive Plan	2,100,577	$33.60	2,557,997	(1)
Employee Stock Purchase Plan	-	-	1,732,435	(2)
Director Fee Plan	69,997	35.05	185,518	(3)
Equity compensation plans not approved by security holders	None	None	None
Total	2,170,574	$33.61	4,475,950

(1)
The aggregate number of shares available for grant under such plan cannot exceed 15% of the outstanding shares of the Company’s common stock (4,658,574 shares at September 30, 2007) and includes up to 1,000,000 shares that can be issued as restricted stock under the Company’s 1992 Stock Incentive Plan.

(2)
Shares under the Employee Stock Purchase Plan (the “Plan”) are purchased in the open market by employees at the fair market value of the Company’s stock.  The Company provides a matching contribution of 10% of such purchases subject to certain limitations under the Plan.  As the Plan is an open market purchase plan, it does not have a dilutive effect.

(3)
Shares of restricted stock may be issued under the Director Fee Plan.  On November 13, 2007, the maximum number of shares authorized to be issued under the Director Fee Plan was reduced from 500,000 shares to 300,000 shares.  The shares available for future issuance under the Director Fee Plan in the table reflect the reduced authorization.

Vote Required for Approval of Proposal 2

The vote required for approval of Proposal 2 is the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote thereon.  The Board of Directors recommends that you vote FOR approval of Proposal 2.  The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

PROPOSAL 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company's Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2008.

The Audit Committee has determined that it would be desirable to request an expression of opinion from the shareholders on the appointment.  Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all the votes cast by shareholders of Common Stock entitled to vote at the meeting.  If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of an alternative independent registered public accounting firm will be considered by the Audit Committee.

It is not expected that any representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders.

The Board of Directors recommends that you vote FOR Proposal 3.

STOCK OWNERSHIP

The Company's Restated Articles of Incorporation divide its voting stock into three classes:  Preferred Stock, and Class A and Class B Common Stock.  At the present time, none of the Preferred Stock or Class B Common Stock is issued or outstanding.  The following information is furnished with respect to persons who the Company believes, based on its records, beneficially own more than five percent of the outstanding shares of Common Stock of the Company, and with respect to directors, officers and executive management.  Those individuals with more than five percent of such shares could be deemed to be "control persons" of the Company.

This information presented is as of November 30, 2007, except as otherwise noted.
Name of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned (2)		Percent of Class	Deferred Stock Compensation Shares (7)
Directors, Officers and Executive Management:
D.M. Kelly	204,389	(3)(5)	0.7%	-
J.C. Bartolacci	118,162	(3)(4)	0.4	-
D.J. DeCarlo	157,193	(3)	0.5	-
G.R. Mahone	9,556	(3)(5)	*	573
R.G. Neubert	3,166	(5)	*	-
S.F. Nicola	167,067	(3)(4)	0.5	-
J.P. O’Leary, Jr.	17,917	(3)(5)	0.1	17,970
P.F. Rahill	53,700	(3)(4)	0.2	-
M. Schlatter	-		-	-
F.J. Schwarz	-		-	-
W.J. Stallkamp	6,800	(3)(5)	*	15,096
J.D. Turner	10,100	(3)(5)	*	4,307
All directors, officers and executive management as a group (17 persons)	854,057	(3)(6)	2.7	37,946

Others:
Neuberger Berman, L.P. 605 Third Avenue New York, NY 10158	4,499,682		14.5
Ariel Capital Management, Inc. 200 East Randolph Drive, Suite 2900 Chicago, IL 60601	2,975,905	**	9.6
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,603,700		8.4

* Less than 0.1%
** Information as of September 30, 2007

  (1)  Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Registrant.
  (2)  The nature of the beneficial ownership for all shares is sole voting and investment power, except as follows:
•
Neuberger Berman, LLC ("NB"), is a registered investment advisor.  In its capacity as investment advisor, NB may have discretionary authority to dispose of or to vote shares that are under its management.  As a result, NB may be deemed to have beneficial ownership of such shares.  NB does not, however, have any economic interest in the shares.  The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares.  As of November 30, 2007, of the shares set forth above, NB had shared dispositive power with respect to 4,499,682 shares, sole voting power with respect to 6,200 shares and shared voting power on 3,775,400 shares.  With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purposes of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities.  NB is the sub-advisor to the above referenced Funds.  It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

•
Ariel Capital Management, LLC (“Ariel Capital”) disclaims beneficial economic interest in all of the 2,975,905 shares.  Ariel Capital holds the voting power and/or investment discretion solely in a fiduciary capacity as investment advisor for its clients.  Ariel Capital, in its capacity as investment adviser, has sole voting power for 1,296,500 shares, sole dispositive power for 2,971,205 shares and shared dispositive power for 4,700 shares.  To Ariel Capital’s knowledge, none of its clients owned, as of September 30, 2007, more than 5% of Matthews International Corporation’s total outstanding shares.

•
These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  Price Associates has sole dispositive power for 2,603,700 shares and has sole voting power for 809,600 shares.

(3)  Includes options exercisable within 60 days of November 30, 2007 as follows:  Mr. Kelly, 153,334 shares; Mr. Bartolacci, 43,333 shares; Mr. DeCarlo, 97,334 shares; Mr. Mahone, 3,500 shares; Mr. Nicola, 105,167 shares; Mr. O’Leary, 3,500 shares; Mr. Rahill, 16,000 shares; Mr. Stallkamp, 2,500 shares; Mr. Turner, 3,500 shares; and all directors, officers and executive management as a group, 492,405 shares.

(4) Includes restricted shares with performance and time vesting provisions as follows: Mr. Bartolacci (granted December 5, 2007) 34,800 shares; Mr. Nicola, 14,500 shares; Mr. Rahill, 3,300 shares.

(5)  Includes restricted shares with time vesting provisions as follows:  Mr. Kelly, 1,400 shares; Mr. Mahone, 2,600 shares; Mr. Neubert, 1,400 shares; Mr. O’Leary, 1,400 shares; Mr. Stallkamp, 2,600 shares; and Mr. Turner, 2,600 shares.

(6) Includes 12,000 restricted shares with time vesting provisions and 78,966 restricted shares with performance and time vesting provisions.

(7)  Represents shares of Class A Common Stock held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan.  See “General Information Regarding Corporate Governance--Compensation of Directors.”

Stock Ownership Guidelines

The Company has established guidelines for stock ownership by management.  These guidelines are intended to promote the alignment of the interests of management with the Company’s shareholders.  As more fully described under “Compensation Discussion and Analysis,” the guidelines provide for ownership by management of shares of the Company’s Common Stock with a minimum market value ranging up to five times base salary depending upon position with the Company.  Individuals are expected to achieve compliance with these guidelines within a reasonable period of time after appointment to their respective positions.

The Company has also adopted guidelines for stock ownership by non-employee directors.  The guidelines provide that each director maintain ownership of shares of the Company’s Common Stock (either directly, through restricted shares issued under the Company’s Director Fee Plan or through shares held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan) with a market value approximating five times the annual retainer (the annual retainer is currently $30,000).  Directors are expected to achieve compliance with these guidelines within a reasonable period of time after becoming a director.

EXECUTIVE COMPENSATION AND RETIREMENT BENEFITS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with Company management.  Based upon such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Proxy Statement, and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.

Submitted by:

The Compensation Committee of the Board ofDirectors of Matthews International Corporation

J.D. Turner, Chairman
G.R. Mahone
R.G. Neubert

Compensation Discussion and Analysis

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of three independent directors: Mr. Turner (Chairman), Mr. Mahone and Mr. Neubert.  Compensation for the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executives is presented in the Summary Compensation Table.

The principal function of the Compensation Committee is to review the Company’s compensation and benefit programs, including executive compensation and benefits, to ensure that total compensation is appropriate, competitive and consistent with the Company’s compensation philosophy.  In performing its duties, the Committee consults with the Company’s Chief Executive Officer, the Company’s Director of Human Resources and various independent external advisors.  In fiscal 2007, the Committee consulted principally with Towers Perrin, an independent human resources consulting firm.  The Committee has full authority to retain external advisors, consultants and agents, as necessary, in the fulfillment of its responsibilities.

Among its other duties, the Committee has responsibility for setting executive base salary levels and administering the terms and policies of the following key executive benefit plans:
.	Management Incentive Plan
.	1992 Stock Incentive Plan (administered by the Stock Compensation Committee)
.	Supplemental Retirement Plan

Compensation Philosophy

The principal objectives of the Company’s executive compensation program are to:

■	Attract, retain and motivate highly-qualified executives
■	Reward continuous improvement in operating results and the creation of shareholder value
■	Align the interests of Company executives with shareholders

The Company seeks to accomplish these objectives by maintaining a compensation philosophy that emphasizes rigorous performance-based programs.  The foundation of its philosophy is as follows:

■	Emphasize performance-based compensation elements while providing fixed compensation (base salary) commensurate with the market
■	Provide retirement and other benefits that are competitive with the market
■	Provide no employment contracts or other guarantees of employment except in connection with the negotiation of acquisitions
■	De-emphasize the use of perquisites except for business purpose

The Company believes that executive compensation should be designed to provide management with incentives for the achievement of annual and long-term strategic objectives, with the ultimate objective of delivering improvement in shareholder value.  The Committee believes that an effective compensation structure should focus executives on the achievement of the Company’s business objectives and reward executives for achieving those objectives.  As such, the Committee’s philosophy is to provide performance-based compensation that targets levels modestly above the market median while targeting fixed base salaries at the median of the market.  The Committee has designed this approach in light of the rigorous performance standards of the Company’s incentive plans and because the Company does not provide any type of employment contracts or severance programs to executives.  The Committee believes it has structured its annual and long-term performance-based compensation to encourage and reward high performance and achievement of Company objectives.

In pursuit of this philosophy, the Company’s executive compensation program includes the following key components:

.	Base salaries
.	Annual cash incentive payments under the Company’s Management Incentive Plan
.	Deferred cash incentive payments under the Management Incentive Plan
.	Long-term incentive compensation under the Company’s 1992 Stock Incentive Plan

In general, the Committee’s desire to align the executive compensation program with the market drives the allocation between short-term and long-term compensation as well as cash and equity components.  The Committee believes that the level of compensation provided to an executive should be based on success against rigorous performance goals that indicate shareholder value creation.  To achieve this objective, the company has built its short-term cash incentive plan based on growth in operating income above the Company’s cost of capital.  Over the long-term, the Committee believes that stock price growth is the best indicator of shareholder value creation.  Therefore, the Committee provides equity awards whose level of value and rate of vesting is dependent on time and the achievement of stock price hurdles.  The Company has no formal policy regarding the allocation of variable and fixed compensation for its named executive officers.

In order to obtain comparative market data for evaluating executive compensation, the Company utilizes compensation data, published by nationally recognized consulting firms.  The Company targets industrial / manufacturing companies of similar size, complexity and performance in developing this data.  The Company does not employ a specific set of comparator companies when developing compensation levels.  From time to time, the Committee seeks the advice of external consultants on matters that fall within the Committee’s purview.

The Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation in the current year.  The Committee believes that this would not be in the best interest of retaining and motivating the executive.

Base Salaries

In determining the base salaries of the Company’s executives, including the Chief Executive Officer, the Committee employs the same principles that are applied in developing the base salaries of all employees.  Base salary ranges are determined for each executive position based on their level, responsibilities and complexity using the 50th percentile survey data for similar positions at comparable companies.  A base salary “mid-point” is determined for each position based on this competitive market median data and ranges are established to provide that the Company’s salary levels are managed between 80% and 120% of such “mid-point.”

The Company has a process under which executives are subject to an annual individual performance evaluation.  The evaluations are designed to rate each executive on various criteria, both objective and subjective, including the areas of leadership, technical expertise, initiative, judgment and personal development.   An overall score is assessed to each individual from these evaluations and is an important element in determining annual adjustments to base salaries.  The Committee conducts an evaluation of the CEO’s performance and the CEO conducts an evaluation of each executive officer’s performance.  Prior to approving base salary adjustments for each executive, the Committee considers the individual performance evaluation, level of responsibility for the position, an individual’s current base salary in relation to “mid-point” and industry competition for executive talent.

Annual Incentive Compensation

The Management Incentive Program (“MIP”) covers the annual incentive compensation to be paid to key managers of the Company, including executives.  The objective of the program is to promote the Company’s goal of increasing shareholder value.  The Company believes that shareholder value is driven by improvements in operating profit greater than the cost of the capital utilized to generate those profits.  Operating profit less the associated capital cost is referred to as “economic value added”.  Accordingly, the MIP is intended to motivate management to maintain and, more importantly, achieve higher levels of economic value added.

Additionally, it is the Committee’s belief that the long-term interests of shareholders are best served by achieving the highest possible levels of employee and customer satisfaction.  While it may be possible to improve economic value added in the short term, some actions may not be in the long-term best interests of employee or customer satisfaction.  Therefore, the MIP has been designed with deferral provisions to ensure management is motivated to generate higher levels of economic value added over the short-term, while at the same time continuing to promote shareholder value creation over the long-term.  This deferral feature subjects a portion of current awards to forfeiture if future performance standards are not met.

Designated managers within each of the Company’s business segments participate in an incentive pool for their respective business segment.  These incentive pools are calculated based on the economic value added of each individual business segment.  Corporate executives participate in a separate incentive pool based on the consolidated economic value added performance of the Company as a whole.  The size of the incentive pools are determined annually based upon economic value added performance as follows:

Absolute value added:	One percent of the unit’s pre-tax economic value added, which is defined as the unit’s operating profit less cost of capital (20% times net controllable assets).

Incremental economic
value added:	20% of the unit’s increase in economic value added over the average of the absolute EVA of the unit for the preceding two years.

In the case of the corporate executive incentive pool, the calculation is based on the Company’s after-tax consolidated net income, with cost of capital determined on an after-tax rate of 12%.  The incentive pool calculation percentages are adjusted to obtain the pre-tax equivalent of 1% and 20%, respectively, for the absolute value added and incremental economic value added components.  An illustration of how the corporate incentive pool was calculated for fiscal year 2007 is summarized in the table below:

		Pre-tax			Incentive
	Amount	Equivalent			Pool
	(000’s)				(000’s)
Adjusted FY 2007 consolidated net income	$69,991
Calculated FY 2007 cost of capital	(58,548)
FY 2007 economic value added	11,443	÷ 60%	X	1%	$191
Average economic value added for FY 2006 and FY 2007	9,081
Incremental economic value added	$2,362	÷ 60%	X	20%	787
					$978

The distribution of the incentive pools to participants is determined by the performance of each individual relative to the performance of the unit as a whole.  The incentive pool of each unit is divided among the participants based on each participant’s target incentive amount and relative performance in achieving overall unit results.  The target incentive amount is expressed as a percentage of the participant’s base salary and based upon the executive’s position and the industry recommended percentage target for the position as provided to the Company by the plan’s external consultant.  Relative performance is generally determined by the executive’s achievement of quantifiable goals established at the beginning of each fiscal year.  Each MIP participant develops personal goals, which are subject to review and approval by the Division President or Chief Executive Officer, as appropriate.  The personal goals of the Chief Executive Officer are reviewed and approved by the Compensation Committee.  The Committee may use discretion to increase or decrease calculated awards based on the participant’s performance relative to the quantifiable individual goals, however, actual adjustments were not significant in fiscal 2007.

Accordingly, a participant’s earned incentive award will equal:

The participant’s target incentive ÷ total target incentives of all unit participants x the unit pool x the participant’s relative performance factor.

Target incentive awards for the Chief Executive Officer and other named executives are included in the table below.

Named Executive Officer	Target Incentive Award as a Percent of Base Salary
J.C. Bartolacci	100%
D.J. DeCarlo	70%
S.F. Nicola	60%
P.F. Rahill	35%
F.J. Schwarz	N/A*

* Mr. F.J. Schwarz is subject to an employment agreement under which his annual bonus is determined on the operating performance of his business unit.

Payment of the incentive award following the end of the year in which it is earned and credited is limited to an amount equal to the target incentive amount.  The remainder (if any) of the participant’s incentive award (any amount above target) will be assigned as “deferred credits” and distributed in two equal installments following the close of the subsequent two fiscal years, subject to the following:
.	The participant must remain an active employee of the Company (except in limited circumstances).
.
If an active participant’s calculated incentive amount is negative in either of the two following years, there will be a corresponding decrease in the participant’s deferred credits assigned to such year.

Payment of deferred amounts may be subject to further deferral by the Company under the deferred compensation provisions of the MIP to ensure compliance with Section 162(m) of the Internal Revenue Code.

The short-term incentive plan formula requires management to generate increasing levels of economic value added each year and is not based on budgets developed by management.  Therefore, it is highly possible that incentive pools in a given year or over multiple years could yield less than target payouts or even no payouts without significant improvement in operating performance at the corporate or business segment level.  Also, as noted above, the plans deferral feature provides a distinct risk of forfeiture of a portion of awards previously earned should future performance fall below the Company’s or a business segments cost of capital.  Over the past several years, certain business segment executives have forfeited awards previously earned as a result of this feature.

Under the MIP, the Committee has the discretion to adjust for the recovery of previously paid awards, where appropriate, if financial results are restated or adjusted in future periods.

Long-Term Incentive Compensation

Long-Term Incentive Compensation is provided to key managers and executives under the Company’s 1992 Stock Incentive Plan, as amended (“Stock Incentive Plan”).  The Stock Incentive Plan is an equity compensation plan designed to directly align the interests of employees with the Company’s shareholders.  The Stock Incentive Plan is intended to encourage participants to increase their efforts toward the continued success of the Company, provide participants an opportunity to increase their ownership interest in the Company’s common stock and to provide a means through which the Company may attract and retain highly-qualified managers.

Under the Stock Incentive Plan, equity grants can be made in the form of stock options, restricted stock or stock appreciation rights.  Through fiscal 2007, equity grants have been predominantly in the form of performance-vesting stock options.  Stock appreciation rights have never been issued under the plan since its inception.

The Committee considers growth in stock price as the best means of measuring shareholder value creation over the long-term.  For this reason, the Committee believes that the use of stock options has provided a strong link to meeting this objective.  In keeping with the Committee’s philosophy of providing rigorous performance-based incentives, performance-vesting stock options have been granted such that vesting occurs in one-third increments upon the attainment of 10%, 33% and 60% appreciation, respectively, in the market value of the Company’s common stock.  Further, in order to enhance the Company’s retention objectives, stock options generally contain an additional time-vesting feature in which one-third of options vest incrementally after years three, four and five, respectively, from the grant date but, in any event, not until the attainment of the stock price appreciation goals described above.

Stock options are granted with an exercise price equal to the fair market value on the date of grant.  As such, stock options only have value to the extent the Company’s common stock price appreciates over the option exercise price.  The exercise price is measured as the average of the high and low trading prices on the effective date of the grant. Accordingly, participants can only achieve compensation if the share price increases at these thresholds from the date of grant, directly aligning the interests of the participant with the Company’s shareholders.

Every year, the Committee determines individual grant levels through consultation with an external compensation advisor.  The Committee is provided grant guidelines, which provide recommended grant award ranges based on current market thresholds.  The recommended ranges provide a minimum, maximum and target grant award for each position / salary level. The grant ranges are developed such that the minimum of the range aligns with the market 50th percentile, the maximum of the range aligns with the market 75th percentile and the target level in the range represents the average of the market 50th and 75th percentile opportunity.  The Committee has chosen this approach in order to align with its philosophy of providing modestly above market variable compensation opportunities.  Actual grants within this range are determined based on the individual performance assessments of each executive during the past fiscal year.

Grant recommendations are developed using a binomial option pricing model based on the fair market value of the Company’s common stock on the dates of grant.  Grants to executive officers are generally made only once a year in the Company’s first fiscal quarter (usually at the November meeting of the Committee), except for new hires and promotions.  The Company does not time the release of material non-public information around the granting of stock option awards.

Over the past three fiscal years, the aforementioned time-vesting provisions were waived or modified for options granted to Mr. DeCarlo due to his impending retirement from the Company.  Options may also vest under certain change in control circumstances.  The options are not exercisable within six months from the date of grant and expire on the earlier of ten years from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.

In the fiscal 2008 first quarter, the Committee granted awards of restricted stock under the Company’s Stock Incentive Plan to members of the management team and other high performing employees.  The Committee decided to transition from stock options to restricted stock in response to changing market trends, and an interest by the Committee to align with different objectives than those of the past such as: increasing ownership levels among the management team, reducing the company’s dilution levels and enhancing retention.  The Committee continues to believe, however, that growth in stock price is the best means of measuring shareholder value creation over the long-term.  Therefore, 50% of the restricted shares granted will vest in one-third increments upon the attainment of 10%, 25% and 40% appreciation, respectively, in the market value of the Company’s common stock.  Shares that fail to vest by the fifth anniversary of grant will be forfeited.  The remaining 50% of shares will time vest after three years from the grant date.

The Committee has requested shareholder approval for the 2007 Equity Incentive Plan.  Upon shareholder approval of the 2007 Equity Incentive Plan, there will be no further grants under the existing Stock Incentive Plan.  The 2007 Equity Incentive Plan has been designed to:

•	Provide the Committee the flexibility to grant equity awards that align with changing market trends and the Company’s business objectives
•	Ensure the tax deductibility of performance-based equity awards
•	Conform with current standards for good corporate governance

Stock Ownership Guidelines

The Company has established stock ownership guidelines for executive officers and business unit management in order to support a culture of ownership among the management team.  The Committee believes significant ownership levels will provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. The ownership guidelines are expressed as a multiple of base salary and are as follows:

Position	Minimum Equivalent Stock Value
Chief Executive Officer	5 times base salary
Chief Financial Officer; Group Presidents	4 times base salary
Division Presidents; Corporate Controller	3 times base salary
HR Director; Legal Counsel; Managers directly reporting to Division Presidents	2 times base salary
Other managers eligible for equity compensation and other MIP participants	1 time base salary

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares.  Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position.  The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met. Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs.

Retirement Benefits

Retirement benefits are generally provided to executives under the Company’s principal retirement plan and in some cases, a supplemental retirement plan.  The purpose of both these plans is to provide post-retirement compensation and stability to executives.  The Committee’s goal is to provide a benefit that is competitive with plans which would be available to executives of similar companies. The Committee believes this philosophy will allow the Company to effectively attract and retain talented executives.

Executive officers may become eligible to participate in the Company’s supplemental retirement plan.  To be eligible for participation, the individual must be an executive officer of the Company as designated by the Board of Directors annually and meet certain length of service requirements as a designated executive officer and in total with the Company.  Of the named executives, Mr. Bartolacci, Mr. DeCarlo and Mr. Nicola are participants in the supplemental retirement plan.  Unlike the principal retirement plan, the supplemental plan is an unsecured obligation of the company and is not a tax-qualified plan.  Funding for the supplemental retirement plan is provided through a non-revocable trust arrangement.  The supplemental retirement plan is intended to make-up the tax-related limitation of benefits under the principal retirement plan and to provide retirement benefits at competitive market rates.  In addition, the supplemental retirement plan serves as a retention vehicle as benefits generally do not fully vest until the completion of a minimum of 15 years of service.

Other Compensation

The Company generally provides all domestic employees with a 401(k) plan, an employee stock purchase plan, health and dental coverage, company-paid term life insurance, disability insurance, educational assistance and paid time off (vacations and holidays).  These benefits are designed to be competitive with overall market practices.  Educational assistance for dependent children is also provided to any employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university.  Educational assistance is limited to $1,200 for each semester and $2,400 annually.

The Company provides executives with other benefits, reflected in the “All Other Compensation” column in the Summary Compensation Table, which the Committee considers reasonable, competitive and consistent with the Company’s compensation philosophy.  These benefits include supplemental life insurance coverage, costs associated with personal use of a vehicle leased by the Company and, in certain circumstances, club dues and financial counseling and tax preparation services.

Employment and Severance Agreements

Except for Mr. Schwarz, none of the named executives have employment, severance or change-of-control agreements.  Mr. Schwarz’s employment contract was effective as of March 10, 2005 and expires on February 28, 2010, and provides for annual salary, participation in a bonus plan based upon the performance of his business unit, and certain non-competition agreements.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows federal income tax deductions for compensation paid to the Chief Executive Officer and any of the other four highest compensated executives in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based.  Certain of the provisions in the Stock Incentive Plan are intended to cause grants of stock options under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such shares should be deductible under the Code).  Payments of cash compensation to executives (including annual incentive compensation awards under the MIP) and grants of restricted shares are not at present eligible for this performance-based exception.  The Committee has taken and intends to continue to take whatever actions are necessary to minimize, if not eliminate, the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Committee believes to be an important element of the Company's executive compensation program.  Compensation paid to the named executives has not exceeded $1 million in any taxable year.

Annual Compensation of the Named Executive Officers

The table below summarizes the compensation for fiscal 2007 earned by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers who were serving as executive officers at September 30, 2007.  These individuals are sometimes referred to in this Proxy Statement as the “named executive officers”.

Summary Compensation Table

Name and Principal Position	Year (1)	Salary	Bonus (2)	Stock Awards	Option Awards (3)	Non-Equity Incentive Plan Compen-sation (4)	Change in Pension Value and Nonqualified Deferred Plan Compen-sation (5)	All Other Compen-sation (6)	Total
Joseph C. Bartolacci Director, President and Chief Executive Officer	2007	$465,731	-	-	$818,533	$532,054	$348,118	$17,351	$2,181,787
Steven F. Nicola Chief Financial Officer, Secretary and Treasurer	2007	285,469	-	-	518,394	243,603	75,557	13,672	1,136,695
David J. DeCarlo Director and Vice Chairman	2007	429,423	-	-	367,301	809,136	364,519	29,843	2,000,222
Paul F. Rahill President, Cremation Division	2007	179,896	-	-	94,022	171,336	11,057	8,171	464,482
Franz J. Schwarz (7) President, Graphics Europe	2007	305,704	$153,729	-	32,484	-	-	14,143	506,060

(1)	For the fiscal year ended September 30, 2007.
(2)	Amount is determined based upon the operating performance of Mr. Schwarz’s business unit in accordance with the provisions of an employment agreement.
(3)
Amounts in this column reflect the expense recognized for financial reporting purposes for fiscal 2007, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment”, (“SFAS No. 123(R)”), with respect to awards of options on the Company’s common stock, which may include option awards made during fiscal 2007 or earlier; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation.  For details of individual grants of stock options during fiscal 2007, see the Grants of Plan-Based Awards table below.  There were no forfeitures of stock options by any of the named executive officers during fiscal 2007.  The assumptions on which this valuation is based are set forth in Note 8 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2007.

(4)
The amounts shown in this column reflect amounts earned and paid under the Management Incentive Plan.  For a full explanation of the operation of the Management Incentive Plan, refer to the narrative disclosure above and the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement.  The amounts included in the Summary Compensation Table above include the following:

Name	Amount Paid Under Current Year’s Award	Deferred Credits Under Awards made in Prior Years, Earned in the Current Year’s Award	Earnings on Deferred Credits	Total
J.C. Bartolacci	$475,000	$49,159	$7,895	$532,054
S.F. Nicola	173,640	61,009	8,954	243,603
D.J. DeCarlo	151,900	611,509	45,727	809,136
P.F. Rahill	63,595	100,232	7,509	171,336

 (5)      The amount shown in this column for each of the named executive officers is the increase in the actuarial presentvalue of the accumulated benefits under all defined benefit plans for the year ended September 30, 2007.  Foradditional information regarding defined benefit pension plans, see the Pension Benefits table below.  Mr. Schwarz does not participate in the Company’s defined benefit pension plans.
 (6)      Amounts represent one or more of the following:  premiums for officer’s life insurance, incremental premiums forlong-term disability insurance, club dues, executive tax services, the value for personal use of Company leasedvehicles and matching contributions to the Company’s 401(k) Plan.
(7)	Mr. Schwarz is compensated in Euros. The dollar value of his compensation is calculated using the average value of the Euro against the U.S. dollar during fiscal 2007.

The following table provides information on grants of plan-based awards held by the named executive officers during fiscal 2007.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date (1)	Threshold ($)	Target ($) (2)	Maximum ($) (3)	Threshold (#)	Target (# ) (4)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share) (5)	Grant Date Fair Value ($) (6)
J.C. Bartolacci	11/15/06					34,167		-	-	$40.555	$439,729
	11/15/06					34,167				40.555	466,038
	11/15/06					34,166				40.555	484,816
			$475,000
S.F. Nicola	11/15/06					14,667		-	-	40.555	188,764
	11/15/06					14,667				40.555	200,058
	11/15/06					14,666				40.555	208,111
			173,640
D.J. DeCarlo	11/15/06					20,000		-	-	40.555	108,800
	11/15/06					20,000				40.555	131,800
	11/15/06					20,000				40.555	113,000
			303,800
P.F. Rahill	11/15/06					2,334		-	-	40.555	30,039
	11/15/06					2,333				40.555	31,822
	11/15/06					2,333				40.555	33,105
			63,595
F.J. Schwarz		NA	NA	NA		0		-	-	NA	NA

(1)	All grants were effective as of the date on which the Compensation Committee of the Board of Directors, or a subcommittee thereof, (the “Committee”) met to approve them.
(2)
Amounts represent target payouts under the Company’s Management Incentive Program (“MIP”).  The target represents the named executive officer’s annual salary multiplied by his respective target incentive award percentage.  The target incentive award percentages, expressed as a percentage of annual base salary are 100% for Mr. Bartolacci, 60% for Mr. Nicola, 70% for Mr. DeCarlo and 35% for Mr. Rahill.  Mr. Schwarz does not participate in the MIP.

(3)
Under the terms of the MIP, incentive awards made for any fiscal year have previously not been capped.  However, beginning in fiscal 2008, the maximum incentive award that can be earned will be two times the target award.  Additionally, payment of the incentive award following the end of the year in which it is earned and credited is limited to an amount equal to the target incentive amount.  The remainder (if any) of the participant’s incentive award will be assigned as “deferred credits” and distributed in two equal installments following the close of the subsequent two fiscal years, subject to the following:

.	The participant must remain an active employee of the Company (except in limited circumstances).
.
If an active participant’s calculated incentive amount is negative in either of the two following years, there will be a corresponding decrease in the participant’s deferred credits assigned to such year.

For a full explanation of the operation of the MIP, refer to the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement.
(4)
Amounts represent the number of stock options granted pursuant to the 1992 Stock Incentive Plan.  Performance-vesting stock options were granted such that vesting occurs in one-third increments upon the attainment of 10%, 33% and 60% appreciation, respectively, in the market value of the Company’s common stock.  Further, stock options generally contain an additional time-vesting feature in which one-third of options vest incrementally after years three, four and five, respectively, from the grant date but, in any event, not until the attainment of the stock price appreciation goals described above.  Over the past three fiscal years, the aforementioned time-vesting provisions were waived or modified for options granted to Mr. DeCarlo due to his impending retirement from the Company.  Options may also vest under certain change in control circumstances.  The options are not exercisable within six months from the date of grant and expire on the earlier of ten years from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the 1992 Stock Incentive Plan, refer to the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement.

(5)
Stock options are granted with an exercise price equal to the fair market value on the date of grant.  As such, stock options only have value to the extent the Company’s common stock price appreciates over the option exercise price.  The exercise price is measured as the average of the high and low trading prices on the effective date of the grant.

(6)
Grant date fair values are developed using a Binomial option pricing model based on the fair market value of the Company’s common stock on the dates of grant.  The assumptions on which this valuation is based are set forth in Note 8 to the audited financial statements included in Matthews International Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2007.

The following table sets forth information concerning the fiscal 2007 year-end value of unexercised options for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J.C. Bartolacci								-	-	-	-
	0	13,333	(3)	0		$21.81	12/19/2012			-
	0	13,333	(4)	13,333	(4)	$28.58	12/15/2013
	0	16,667	(5)	33,333	(5)	$36.03	11/16/2014
	0	26,667	(6)	53,333	(6)	$37.29	11/16/2015
	0	0		102,500	(7)	$40.56	11/15/2016
S.F. Nicola								-	-	-	-
	28,000	0		0		$13.98	3/16/2009
	8,000	0		0		$14.03	11/15/2010
	11,000	0		0		$24.37	1/17/2012
	11,667	5,833	(3)	0		$21.81	12/19/2012
	13,334	13,333	(4)	13,333	(4)	$28.58	12/15/2013
	0	14,000	(5)	28,000	(5)	$36.03	11/16/2014
	0	18,333	(6)	36,667	(6)	$37.29	11/16/2015
	0	0		44,000	(7)	$40.56	11/15/2016
D.J. DeCarlo								-	-	-	-
	0	33,333	(3)	0		$21.81	12/19/2012
	0	20,000	(4)	20,000	(4)	$28.58	12/15/2013
	17,334	0		34,666	(8)	$36.03	11/16/2014
	26,667	0		53,333	(9)	$37.29	11/16/2015
	0	0		60,000	(10)	$40.56	11/15/2016
P.F. Rahill								-	-	-	-
	3,333	3,333	(3)	0		$21.81	12/19/2012
	3,334	3,333	(4)	3,333	(4)	$28.58	12/15/2013
	0	2,667	(5)	5,333	(5)	$36.03	11/16/2014
	0	2,667	(6)	5,333	(6)	$37.29	11/16/2015
	0	0		7,000	(7)	$40.56	11/15/2016
F.J. Schwarz								-	-	-	-
	0	3,333	(6)	6,667	(6)	$37.29	11/16/2015

(1)	Represents options that have met performance vesting thresholds, but have not met time vesting thresholds as of September 30, 2007 (unvested options).
(2)	Represents options that have not met performance vesting thresholds as of September 30, 2007 (unearned options).
(3)	The unvested portion of this option grant will fully vest on December 19, 2007.
(4)
The unvested portion of this option grant will fully vest on December 15, 2007.  The unearned portion of this option grant will be earned and vested on the later to occur of December 15, 2008 and the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.

(5)
The unvested portion of this option grant will fully vest on November 16, 2007.  The unearned portion of this option grant will be earned and vested 50% on the later to occur of November 16, 2008 and the stock price of the Company’s common stock reaching 133% of the exercise price for ten consecutive trading days, and 50% on the later to occur of November 16, 2009 and the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.

(6)
The unvested portion of this option grant will fully vest on November 16, 2008.  The unearned portion of this option grant will be earned and vested 50% on the later to occur of November 16, 2009 and the stock price of the Company’s common stock reaching 133% of the exercise price for ten consecutive trading days, and 50% on the later to occur of November 16, 2010 and the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.

(7)
The unearned portion of this option grant will be earned and vested 33% on the later to occur of November 16, 2009 and the stock price of the Company’s common stock reaching 110% of the exercise price for ten consecutive trading days, 33% on the later to occur of November 16, 2010 and the stock price of the Company’s common stock reaching 133% of the exercise price for ten consecutive trading days, and 33% on the later to occur of November 16, 2011 and the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.

(8)
The unearned portion of this option grant will be earned and vested 50% upon and the stock price of the Company’s common stock reaching 133% of the exercise price for ten consecutive trading days, and 50% upon the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.

(9)
The unearned portion of this option grant will be earned and vested 50% upon and the stock price of the Company’s common stock reaching 133% of the exercise price for ten consecutive trading days, and 50% upon the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.

(10)
The unearned portion of this option grant will be earned and vested in increments of 33% each upon and the stock price of the Company’s common stock reaching 110%, 133% and 160% of the exercise price for ten consecutive trading days.

The following table provides information on each exercise of stock option for each of the named executive officers during fiscal 2007.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.C. Bartolacci	69,334	$1,273,340	-	-
S.F. Nicola	40,000	1,068,297	-	-
D.J. DeCarlo	134,000	2,644,481	-	-
P.F. Rahill	3,334	63,963	-	-
F.J. Schwarz	-	-	-	-

Retirement Benefits

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1-1/4% of the excess times years of credited service (maximum 35 years).  The plan is a defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan, which provides for supplemental pension benefits to executive officers of the Company designated by the Board of Directors.  Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years).  Upon early retirement under this plan, reduced benefits will be provided, depending upon age and years of service. Benefits under this plan vest based upon the attainment of certain levels of qualified and total continuous service.  The Company has established a non-revocable trust to fund the Supplemental Retirement Plan, and a provision has been made on the Company's books for the actuarially computed obligation.

The table below sets forth the number of years of credited service and the present value at September 30, 2007 of the accumulated benefits under the each of the retirement plans for each of the named executive officers.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
J.C. Bartolacci	Matthews International Corporation Employees Retirement Plan	9	$71,336	-
	Matthews International Corporation Supplemental Retirement Plan	10	484,507	-
S.F. Nicola	Matthews International Corporation Employees Retirement Plan	14	96,948	-
	Matthews International Corporation Supplemental Retirement Plan	15	304,717	-
D.J. DeCarlo	Matthews International Corporation Employees Retirement Plan	21	443,119	-
	Matthews International Corporation Supplemental Retirement Plan	22	3,176,593	-
P.F. Rahill	Matthews International Corporation Employees Retirement Plan	4	22,145
F.J. Schwarz (3)	Not Applicable	NA	NA	NA

(1)
Years of credited service for the Matthews International Corporation Employees Retirement Plan begin on the first of the month following the completion of one year of service.  Years of credited service for the Matthews International Corporation Supplemental Retirement Plan begin on the initial date of service.

(2)
The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2007.

(3)	Mr. Schwarz does not participate in the Company’s retirement plans.

The Company provides a 401(k) Plan covering substantially all employees of the Company.  Participants may make pre-tax contributions to their account of 1% up to 60% of their annual compensation.  The Company makes matching contributions to each participant at a rate of 50% of participants’ deferrals up to 1% their annual compensation.  Participants are fully vested immediately in the value of their contributions and fully vested in the value of Company matching contributions after three years of service, provided they are a participant of the plan.

Potential Payments Upon Termination or Change in Control

The following discussion describes and quantifies the payments that would be made to each of the named executive officers under a variety of circumstances, assuming that each had taken place on September 30, 2007: (1) the executive resigns voluntarily without the consent of the Company; (2) the executive resigns voluntarily with the consent of the Company; (3) the executive is involuntarily terminated without cause; (4) the executive is involuntarily terminated with cause; (5) the executive dies or becomes permanently disabled while employed; (6) the executive retires; and (7) a change in control of the Company takes place.

Stock Options.  Under the terms of the existing stock option grants, in the event of voluntary termination of employment without the Company’s consent or any involuntary terminations, any unexercised stock options are cancelled at the time of termination.  In the event of retirement or voluntary termination with the Company’s consent, unvested options granted prior to November 2005 continue to time and performance vest for a period of two years following termination and options granted in fiscal 2006 and 2007 continue to performance vest only for a period of two years following termination.  In the event of death or termination due to permanent disability, all outstanding options are exercisable in full.  In the event of a change in control of the Company, as defined in the Company’s 1992 Stock Incentive Plan, all outstanding stock options become immediately exercisable.

Supplemental Retirement Plan.  Upon a change in control of the Company, as defined in the Supplemental Retirement Plan, participants accrue five additional years of credited service under the Supplemental Retirement Plan.

The following table provides information on the potential incremental value of executive benefits upon termination of employment prior to and after a change of control, assuming termination would occur as of September 30, 2007.

Named Executive	Executive Benefit and Payment upon Separation	Voluntary Termination Without Consent	Voluntary Termination With Consent (1)	Involuntary Termination Without Cause	Involuntary Termination With Cause	Death or Disability (2)	Retirement (1)	Change in Control (2) (3)
J.C. Bartolacci	Stock Options	$0	$799,509	$0	$0	$1,941,745	$799,509	$1,941,745
	Supplemental Retirement Plan	0	0	0	0	0	0	674,596

S.F. Nicola	Stock Options	0	559,552	0	0	1,361,913	559,552	1,361,913
	Supplemental Retirement Plan	0	0	0	0	0	0	171,572

D.J. DeCarlo	Stock Options	0	1,037,493	0	0	2,153,685	1,037,493	2,153,685
	Supplemental Retirement Plan	0	0	0	0	0	0	870,236

P.F. Rahill	Stock Options	0	162,149	0	0	311,818	162,149	311,818
	Supplemental Retirement Plan	0	0	0	0	0	0	0

F.J. Schwarz	Stock Options	0	21,714	0	0	65,150	21,714	65,150
	Supplemental Retirement Plan	NA	NA	NA	NA	NA	NA	NA
	Severance (4)	0	0	1,146,460	0	335,549	335,549	1,146,460

(1)
The stock option value represents the value of unvested stock options as of September 30, 2007 that had met performance vesting criteria as of that date and would meet time vesting criteria or before September 30, 2009 (two-year anniversary of assumed termination date of September 30, 2007) (the “assumed vested options”).  For this purpose, if the performance vesting threshold was less than $43.80, the closing price of the Company’s common stock on the last trading day of fiscal 2007, the option was considered to be performance vested. The value of the options is computed by multiplying the number of assumed vested options by the difference between the option exercise price and $43.80.

(2)
The stock option value represents the value of all unvested stock options as of September 30, 2007.  The value is computed by multiplying all unvested options by the difference between the option exercise price and $43.80, the closing price of the Company’s common stock on the last trading day of fiscal 2007.

(3)
The incremental value of the Supplemental Retirement Plan represents the increase in the accumulated benefit obligation resulting from an additional 5 years of vested service for eligible participants.

(4)
Represents amounts payable to Mr. Schwarz upon termination under the terms of an employment contract, effective March 10, 2005, which expires on February 28, 2010.  Mr. Schwarz is compensated in Euros.  The dollar values included in the table above are calculated using the value of the Euro against the U.S. dollar on September 30, 2007.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee

The Audit Committee of Matthews International Corporation is composed of four independent Directors.  The Committee operates under a written charter adopted by the Company’s Board of Directors.

Management of the Company has the primary responsibility for preparing the financial statements, establishing the system of internal controls, and assessing the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication With Audit Committees", SAS No. 90, "Audit Committee Communications", and such other matters as are required to be discussed under the standards of the Public Company Accounting and Oversight Board.

The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees," and the Committee discussed with the independent registered public accounting firm that firm’s independence.

The Committee discussed with the Company's independent registered public accounting firm and internal auditors the overall scope and plan for their respective audits.  The Committee meets with the independent registered public accounting firm and internal auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Committee’s discussions referred to above and the Committee’s review of the report of the independent registered public accounting firm on the consolidated financial statements of the Company for the year ended September 30, 2007, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

W.J. Stallkamp, Chairman
R.G. Neubert
M. Schlatter
J.D. Turner

December 5, 2007

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP ("PwC") has been the independent registered public accounting firm performing the audits of the consolidated financial statements of the Company since 1983.   PwC periodically changes the personnel assigned to the annual audit engagements.  In addition to performing the audit of the Company's consolidated financial statements, PwC provided fees for services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and various other services during fiscal 2007 and 2006.  The aggregate fees (including out-of-pocket expenses) billed for fiscal 2007 and 2006 for each of the following categories of services are set forth below.

	2007	2006

Audit fees (includes audits and reviews of the
Company’s fiscal 2007 and 2006 financial statements)	$788,768	$770,064

Audit-related fees (primarily acquisition-related work, and
audits of the Company’s various employee benefit plans in fiscal 2006)	14,323	28,632

Tax fees	49,045	66,309

All other fees	-	-

All services provided by PwC for significant audit, audit-related, tax and other services are approved in advance by the Audit Committee. Fees for the annual audit, including quarterly financial reviews, are approved by the Audit Committee upon appointment of the Company’s independent registered public accounting firm. Other services are approved in advance on a specific project basis during the year. Examples of such projects include acquisition due diligence and tax assistance engagements.  Where approval in advance by the Audit Committee is not practical due to time constraints, management provides a written description of the engagement to the Chairman of the Audit Committee and obtains the Chairman’s approval prior to proceeding with the engagement.  Ratification of such services by the full Audit Committee is obtained at the next scheduled Audit Committee meeting. The Company’s independent registered public accounting firm provides a summary of audit and other services and related fees to the Audit Committee at each of its regularly scheduled Committee meetings. The summary includes, by individual project, total estimated fees, actual fees incurred to date and an estimate of fees to complete each project.  The Audit Committee has also considered whether the provision of non-audit services by PwC is compatible with maintaining the independence of PwC.

CERTAIN TRANSACTIONS

Transactions with related persons are subject to review and approval by the Nominating and Corporate Governance Committee of the Board of Directors.  Written policies and procedures relative to the identification of related party transactions are contained in the Company’s Code of Conduct, and the Committee reviews and evaluates each such transaction based on the specific facts and circumstances involved.

In July 2005, Matthews acquired certain assets of Milso Industries (“Milso”).  Harry A. Pontone (“Mr. Pontone”), former President of Matthews’ Casket Division, was one of the previous owners of Milso.  Mr. Pontone’s son and certain other Pontone family members were also owners of Milso.  The cash purchase price paid for the assets of Milso was approximately $95.0 million.  In connection with the contingent consideration provisions of the acquisition agreement, the Company agreed to pay additional purchase consideration of $7.0 million in December 2006.  In connection with the acquisition, the Company entered into an employment agreement with Mr. Pontone.  The agreement has a five-year term at an annual base salary of not less than $400,000.  Mr. Pontone’s son and certain other Pontone family members also entered into five-year employment agreements, each with an annual base salary of $100,000.  In May 2007, The York Group, Inc. (“York”) resolved a legal claim filed by Mr. Pontone and his son, Scott (the “Pontones”), concerning their employment agreements. Under the resolution, York agreed to accelerate the timing of scheduled payments totaling $8,000,000 which were included in the Pontone’s employment agreements at the time of the acquisition of Milso and consistent with the earn-out provisions of the employment agreements. Scott Pontone also separated from employment under the terms of the May 2007 settlement. The employment agreements continue to provide for a total annual compensation pool (base salary and bonus) of $1,750,000 for certain other Pontone family members who are employed by the Company, for a period of five years; however, under the terms of the employment agreements, additional amounts can be earned based on the performance of the Company’s casket operations during the term of the agreements.

In connection with the Milso acquisition, the Company leases manufacturing and warehouse facilities from entities in which Harry A. Pontone and three of his brothers have an ownership interest.  During fiscal 2007, the Company paid rent under the leases of $1,537,220.

The son of Franz J. Schwarz owns a 20% interest in S+T Gesellschaft fur Reprotechnik GmbH (“S+T GmbH”), a German graphics business in which the Company owns an 80% interest.  During fiscal 2007, S+T GmbH paid distributions to Mr. Schwarz’s son of $1,203,083, representing dividends in connection with his ownership interest.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and representations from reporting persons that no Forms 5 were required, all forms were filed timely.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2009 Annual Meeting of Shareholders.  To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 22, 2008.

Section 2.09 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 2.09, so that it is received by the Company not later than the notice deadline determined under such Section 2.09.  This notice deadline will generally be 75 days prior to the anniversary of the Company's Annual Meeting for the previous year, or December 5, 2008 for the Company's Annual Meeting in 2009.  Any shareholder proposal received by the Secretary of the Company after December 5, 2008 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by the Company.   Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Investor Services LLC.  A copy of the Company's Annual Report for 2007 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                                                                    By Order of The Board of Directors

                                                                    Steven F. Nicola
                                                                    Corporate Secretary

Exhibit A

MATTHEWS INTERNATIONAL CORPORATION

2007 EQUITY INCENTIVE PLAN

SECTION 1

Purpose; Definitions

1.1           Purpose.  The purposes of the 2007 Equity Incentive Plan (the "Plan") are to encourage eligible employees of Matthews International Corporation (the "Corporation") and its Subsidiaries to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employ of the Corporation or one of its Subsidiaries.

1.2  Certain Definitions.  In addition to terms defined herein in the first place where they are used, the following terms are defined as set forth below:

(a)           “Award” means a stock option, a stock appreciation right, restricted stock, restricted stock units, performance units or other stock-based award granted under the Plan.

(b)           “Base Price” shall have the meaning set forth in Section 5.3.

(c)           "Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Corporation.

(d)           “Fair Market Value” with respect to a share of the Common Stock shall mean the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in TheWall Street Journal (or in such other reliable publication as the Committee, in its sole discretion, may  determine to rely upon):  (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States of America securities exchange registered under the 1934 Act on which the Common Stock is listed or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ").  If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined.  The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined.  If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period.  The average is to be determined in the manner described above in this definition.  If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date as of which Fair Market Value is to be determined, the Committee shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable to an Award, determine the Fair Market Value of the Common Stock on such date.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(e)           “Free-Standing SARs” shall have the meaning set forth in Section 5.2.

(f)           “Participant” means an eligible employee selected by the Committee who has received an Award under the Plan and any transferee or transferees of such employee to the extent the transfer is permitted under the Plan.

(g)           “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of restricted stock, restricted stock units, performance units or other Awards.  In the case of Qualified Performance-Based Awards, the “Performance Goals” means such performance goals based on one or more of the following:

(i)
The following criteria for the Corporation on a consolidated basis, one or more of its direct or indirect Subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the Corporation, its Subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	net income
2.	economic value added (earnings less a capital charge)
3.	EBITDA (earnings before interest, taxes, depreciation and amortization)
4.	sales
5.	costs
6.	gross margin
7.	operating margin
8.	pre-tax profit or income
9.	market share
10.	return on net assets
11.	return on assets
12.	return on capital
13.	return on invested capital
14.	cash flow
15.	free cash flow
16.	operating cash flow
17.	operating income
18.	earnings before interest and taxes
19.	working capital
20.	innovation as measured by a percentage of sales from new products

(ii)
The following criteria for the Corporation, either in absolute terms or relative to the performance of the Corporation (for a different period), one or more other companies or an index covering multiple companies:

1.	stock price
2.	return on shareholders’ equity
3.	earnings per share
4.	cash flow per share
5.	total shareholder return (stock price appreciation plus dividends)

(h)           “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.

(i)           "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain of entities beginning with the Corporation if each of the entities other than the last entity in the unbroken chain owns an equity interest possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

(j)           “Tandem SARs” shall have the meaning set forth in Section 5.2.

SECTION 2

Administration

2.1.                                                                                                                                Committee.  The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (a) "Non-Employee Directors" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule, (b) "outside directors" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”) or any successor provision, and (c) independent directors under the applicable rules of any applicable stock exchange or NASDAQ, if the Common Stock is subject to such rules.  The Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.  Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a)  to select the employees to whom Awards may be made;

(b)  to determine whether and to what extent incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other Awards of or based upon Common Stock, or any combination thereof, are to be granted hereunder;

(c)  to determine the number of shares of Common Stock to be covered by each Award made hereunder;

(d)  to determine the terms and conditions of each Award made hereunder, based on such factors as the Committee shall determine;

(e)  subject to Section 2.5, to modify, amend or adjust the terms and conditions of any Award;

(f)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(g)  to interpret the terms and provisions of the Plan and any Award under the Plan (and any agreement under Section 2.5 relating thereto);

(h)  subject to Section 2.5, to accelerate the vesting or lapse of restrictions on any outstanding Award, other than a Qualified Performance-Based Award, based in each case on such considerations as the Committee in its sole discretion determines;

(i)  to decide all other matters that must be determined in connection with an Award;

(j)  to determine whether, to what extent and under what circumstances cash, shares of Common Stock and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the employee;

(k)  to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(l)	to otherwise administer the Plan.

In determining any Award to be made to any eligible employee, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant.  The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it, except with respect to Awards (including Qualified Performance-Based Awards) to any covered employees as defined in Section 162(m)(3) of the Code (“Covered Employees”) or persons subject to Section 16 of the Exchange Act.

           2.2.                      Committee Action.  The Committee shall keep records of action taken at its meetings.  A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

2.3           Committee Discretion.  Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such officer at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and the employees eligible under the Plan.

    2.4           Cancellation; Suspension; Clawback.  Any or all outstanding Awards to a Participant may, at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such Awards, in the Committee’s sole discretion and subject to such terms and conditions established by the Committee, be cancelled, suspended, or required to be repaid to the Corporation if the Participant (whether during or after termination of employment with the Corporation and its Subsidiaries) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 11 Event (as defined in Section 11) unless the agreement under Section 2.5 specifically so provides.  Whether a Participant has engaged in any such activities shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

2.5           Agreements.  The terms and conditions of each Award shall be set forth in a written (or electronic) agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the making of such Award.  The effectiveness of an Award shall be subject to the agreement being signed by the Corporation and the Participant receiving the Award unless otherwise provided in the agreement.  Unless otherwise provided in the agreement, each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant.  The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option.  The provisions of such agreements need not be identical.  Without the consent of the Participant, upon notice to the Participant thereof, the Committee may amend any Award to the Participant and the corresponding agreement in any respect not materially adverse to the Participant.  All other amendments to the agreement shall be in writing (including electronic amendments) and executed on behalf of the Corporation and by the Participant.  Any reference in the Plan to the agreement under Section 2.5 shall include any amendment to such agreement.

SECTION 3

Eligibility

Those employees of the Corporation or any Subsidiary (including, but not limited to, Covered Employees) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to receive Awards as described herein, provided however, that incentive stock options may be granted only to employees of the Corporation and Subsidiaries which are its subsidiaries within the meaning of Section 424(f) of the Code.

SECTION 4

Shares Subject to the Plan

4.1           Number of Shares.  Subject to adjustment as provided in Section 4.5, the maximum aggregate number of shares of the Common Stock for which Awards may be made under the Plan shall be 2,200,000 shares.  The maximum number of shares of Common Stock that may be granted pursuant to options intended to be incentive stock options shall be 1,000,000 shares.

4.2           Individual Limit.  The maximum number of shares of Common Stock as to which Awards other than performance units under Section 8 or Awards under Section 9 may be made under the Plan to any one Participant in any one calendar year is 250,000 shares, subject to adjustment and substitution as set forth in Section 4.5.  For the purposes of this limitation, any adjustment or substitution made pursuant to Section 4.5 in a calendar year with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to Awards previously granted under the Plan to such Participant in the same calendar year.

4.3	Share Counting.

(a)           For purposes of the limit set forth in the first sentence of Section 4.1 (but not for purposes of Section 4.2), each share of Common Stock which is subject to an Award other than a stock option or a stock appreciation right shall be counted as two (2) shares rather than one (1) share, provided, however, that in case of performance units, shares of Common Stock shall be counted as two (2) shares rather than one (1) share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit Award.

(b)           Except in the case of performance unit Awards (where shares of Common Stock are counted only upon actual issuance of the shares pursuant to Section 4.3(a)) to the extent that any Award is forfeited, or any option and the Tandem SAR (if any) or any Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Awards shall again be available for Awards under the Plan under Section 4.1.  However, shares of Common Stock subject to such Awards shall continue to be counted for purposes of Section 4.2 or Section 9, as applicable.

(c)           If the exercise price of any option and/or the tax withholding obligations relating to any Awards are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such Award, the gross number of shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares which are delivered will not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.

(d)           If a Tandem SAR is granted, each share of Common Stock subject to both the Tandem SAR and related stock option shall be counted as only one share of Common Stock for purposes of Sections 4.1 and 4.2.

(e)           Each share of Common Stock subject to a stock option (with or without a Tandem SAR) or a Free-Standing SAR shall be counted as one share of Common Stock for purposes of Sections 4.1 and 4.2.

(f)           All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted for purposes of Sections 4.1 and 4.2, regardless of the number of shares used to settle the stock appreciation right upon exercise.

    4.4           Common Stock.  To the extent that the Corporation has such shares of Common Stock available to it and can issue such shares without violating any law or regulation, the Corporation will reserve Common Stock for issuance with respect to an Award payable in Common Stock.  The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.

4.5           Adjustment and Substitution of Shares.  In the event of a merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extra-ordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards.  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding Awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code or cause such Awards not to qualify for the Section 162(m) Exemption, as defined in Section 12.1.  No adjustment or substitution provided in this Section 4.5 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security.  Except as provided in this Section 4.5, a Participant shall not have any rights with respect to any Corporate Transaction or Share Change.

    4.6           Section 409A; Section 162(m); Incentive Stock Options.  Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4.5 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.5 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4.5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of the Award to be subject thereto.  If any such adjustment or substitution provided for in Section 4.5 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval.  Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding incentive stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

SECTION 5

Grant of Stock Options and Stock Appreciation Rights

5.1           Types of Options; Limit on Incentive Stock Options.  The Committee shall have authority, in its sole discretion, to grant "incentive stock options" pursuant to Section 422 of the Code, to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem).  Notwithstanding any other provision contained in the Plan or in any agreement under Section 2.5, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this Section 5.1, the aggregate Fair Market Value on the date of grant of the shares with respect to which such incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such Participant, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000.  If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any agreement under Section 2.5 and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates.  The Committee may, in its sole discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the second sentence of this Section 5.1 and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

 5.2           Types and Nature of Stock Appreciation Rights.  Stock appreciation rights may be tandem stock appreciation rights which are granted in conjunction with incentive stock options or nonstatutory stock options (“Tandem SARs”), or stock appreciation rights which are not granted in conjunction with options (“Free-Standing SARs”).  Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the stock appreciation right over, in the case of a Tandem SAR, the exercise price of the related option, or in the case of a Free-Standing SAR, the Base Price per share (the “Spread”), multiplied by (ii) the number of shares of Common Stock in respect of which the stock appreciation right has been exercised.  Notwithstanding the foregoing, the Committee at the time it grants a stock appreciation right may provide that the Spread covered by such stock appreciation right may not exceed a lower specified amount.  The applicable agreement under Section 2.5 governing the stock appreciation rights shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right.  Tandem SARs may be granted at the grant date of the related stock options or, in the case of a related nonstatutory stock option, also at a later date.  At the time a Tandem SAR is granted, the Committee may limit the exercise period for such Tandem SAR, before and after which period no Tandem SAR shall attach to the underlying stock option.  In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related stock option.  A Tandem SAR shall be exercisable only at such time or times and to the extent that the related option is exercisable in accordance with the provisions of this Section 5.  A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.  Any Tandem SAR granted with a related incentive stock option shall be exercisable only when the Fair Market Value of a share of Common Stock exceeds the exercise price for a share of Common Stock under the related incentive stock option.

5.3           Exercise Price and Base Price.  The exercise price per share of Common Stock subject to an option and any Tandem SAR, and the base price per share for any Free-Standing SAR (the “Base Price”), shall be determined by the Committee and set forth in the applicable agreement under Section 2.5, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable grant date, except that in the case of an incentive stock option granted to a Participant who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary which is a corporation (a "Ten Percent Employee"), the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.  For purposes of this Section 5.3, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.  In no event may any option or stock appreciation right granted under this Plan, other than pursuant to Section 4.5, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another Award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

        5.4           Term; Vesting and Exercisability.  The term of each option and each stock appreciation right shall be fixed by the Committee, but shall not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee).  Except as otherwise provided herein, options and stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and may be exercisable commencing with the grant date.

5.5           Method of Exercise.  Subject to the provisions of this Section 5, options and stock appreciation rights may be exercised, in whole or in part (unless otherwise specified by the Committee in its sole discretion), at any time during the applicable term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which the option or stock appreciation rights is being exercised.  In the case of the exercise of an option, such notice shall be accompanied by payment in full of the exercise price in United States of America dollars by certified or bank check or wire of immediately available funds. If approved by the Committee (at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option), payment, in full or in part, may also be made as follows:

(a)           Payment may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the option is exercised) provided however, that any portion of the exercise price representing a fraction of a share shall be paid in cash;

(b)           To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.  In the event the broker sells any shares on behalf of a Participant, the broker shall be acting solely as the agent of the Participant, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales; and/or

(c)           With such other instrument as approved by the Committee, including Corporation loans, to the extent permitted by applicable law.

5.6           Delivery; Rights of Shareholders.  No shares shall be delivered pursuant to the exercise of an option until the exercise price for the option has been fully paid and applicable taxes have been withheld.  Unless otherwise specified by the Committee, the applicable Participant shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of the option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Participant (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 10, and (iii) in the case of an option, has paid in full the exercise price for such shares.

5.7           Nontransferability of Options and Stock Appreciation Rights.  Unless the Committee shall otherwise determine in the case of nonstatutory stock options and stock appreciation rights and limited to a transfer without the payment of value or consideration to the Participant, (i) no option or stock appreciation right shall be transferable by a Participant other than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and (ii) all stock options and stock appreciation rights shall be exercisable during the lifetime of the Participant only by the Participant (or the Participant’s guardian or legal representative).  Any Tandem SAR shall be transferable only when the related stock option is transferable and with the related stock option.

     5.8           Termination of Employment.  Unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or, other than in the case of incentive stock options, thereafter, but subject to the provisions of Section 5.1 in the case of incentive stock options:

(a)           If the employment of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Participant") is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

(b)           If the employment of a Participant who is not a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(c)           If the employment of a Participant who is a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the termination of employment) by the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(d)           Following the death of a Participant during employment, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period;

(e)           Following the death of a Participant after termination of employment during a period when a stock option or stock appreciation right is exercisable, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable by such person entitled to do so under the will of the Participant or by such legal representative (but only to the extent the stock option or stock appreciation right was exercisable by the Participant immediately prior to the death of the Participant) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and

(f)           Unless the exercise period of a stock option or stock appreciation right following termination of employment has been extended as provided in Section 11.3, if the employment of a Participant terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of employment shall automatically terminate.

Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a Participant is a Disabled Participant shall be determined in each case, in its sole discretion, by the Committee (or, in the case of Participants who are not (i) Covered Employees as of the end of the Corporation’s immediately preceding fiscal year or (ii) the Chief Executive Officer of the Corporation, by such Chief Executive Officer, in his sole discretion) and any such determination by the Committee or such Chief Executive Officer shall be final and binding.  Without limitation of the foregoing, a termination of employment by the Participant shall not be a voluntary termination with the consent of the Corporation unless the Committee or, if applicable, such Chief Executive Officer, in its or his sole discretion, specifically consents to the termination of employment in writing.

5.9           Other Terms and Conditions.  Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement under Section 2.5.

SECTION 6

Restricted Stock

6.1           Restricted Stock Awards; Certificates.  Shares of restricted stock are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.  Any certificate issued in respect of shares of restricted stock shall be registered in the name of the applicable Participant and, unless held by or on behalf of the Corporation in escrow or custody until the restrictions lapse or the shares are forfeited, shall bear an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Matthews International Corporation 2007 Equity Incentive Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Matthews International Corporation, Two NorthShore Center, Pittsburgh, PA 15212-5851.”

The Committee may require that the certificates evidencing such shares be held in escrow or custody by or on behalf of the Corporation until the restrictions thereon shall have lapsed or the shares are forfeited and that, as a condition of any Award of restricted stock, the applicable Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2           Terms and Conditions.  Shares of restricted stock shall be subject to the following terms and conditions:

(a)           The Committee shall, prior to or at the time of grant, condition the vesting of an Award of restricted stock upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals, or (iii) the attainment of Performance Goals and the continued service of the applicable Participant.  The Committee shall establish at the time the restricted stock is granted the performance periods during which any Performance Goals specified by the Committee with respect to the restricted stock Award are to be measured.  In the event that the Committee conditions the vesting of an Award of restricted stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of restricted stock as a Qualified Performance-Based Award.  The conditions for vesting and the other provisions of restricted stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient, and shall be established by the Committee in its sole discretion.  Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock.

(b)           Subject to the provisions of the Plan (including Section 6.3) and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of such restricted stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such restricted stock.  A restricted stock Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

(c)           Except as provided in this Section 6 and in the applicable agreement under Section 2.5, the applicable Participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation holding the Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends.  If so determined by the Committee and set forth in the applicable agreement under Section 2.5 and subject to Section 15.4, cash dividends on the Common Stock that is the subject of the restricted stock Award may be (i) automatically deferred and reinvested in additional restricted stock, and held subject to the same vesting and forfeiture conditions of the underlying restricted stock, or (ii) held by the Corporation in cash (without any payment of interest thereon) subject to the same vesting and forfeiture conditions of the restricted stock with respect to which the dividends are payable.  Unless otherwise determined by the Committee and set forth in the applicable agreement under Section 2.5, any Common Stock or other securities payable with respect to any restricted stock as a result of or pursuant to Section 4.5, shall be held subject to the same vesting and forfeiture conditions of the underlying restricted stock.

(d)           As soon as practicable after the applicable Restriction Period has ended, the Committee shall determine and certify (in writing in the case of Qualified Performance-Based Awards) whether and the extent to which the service period and/or the Performance Goals were met for the applicable restricted stock.  If the vesting condition or conditions applicable to the restricted stock are not satisfied by the time the Restriction Period has expired, such restricted stock shall be forfeited.  If and when the Restriction Period expires without a prior forfeiture of the shares of restricted stock (i) if legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates, (ii) if legended certificates have not yet been issued, unlegended certificates (and any related blank stock powers previously executed by the Participant) shall be delivered to the Participant, and (iii) any cash dividends held by the Corporation pursuant to Section 6.2(c) shall be delivered to the Participant.

6.3           Permitted Transfers.  Neither this Section 6 nor any other provision of the Plan shall preclude a Participant from transferring or assigning restricted stock, without the payment of value or consideration to the Participant, to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death or (ii) the trustee of any other trust to the extent approved in advance by the Committee, in its sole discretion, in writing.  A transfer or assignment of restricted stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee, in its sole discretion, in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement under Section 2.5 as if such trustee were a party to such agreement.

SECTION 7

Restricted Stock Units

7.1           Restricted Stock Unit Awards.  Restricted stock units are Awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount in cash, shares of Common Stock, or both, based upon the Fair Market Value of a specified number of shares of Common Stock.

7.2  Terms and Conditions.  Restricted stock units shall be subject to the following terms and conditions:

(a)           The Committee shall, prior to or at the time of grant, condition the vesting of restricted stock units upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the vesting of restricted stock units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as a Qualified Performance-Based Awards.  The Committee shall determine the performance period(s) during which any Performance Goals are to be achieved.  The conditions for grant or vesting and the other provisions of restricted stock units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of restricted stock units shall be settled as and when the restricted stock units vest, as determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee, or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.  Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock units.

(b)           Subject to the provisions of the Plan and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of grant of such restricted stock units for which such vesting restrictions apply (the “Units Restriction Period”), and until the expiration of the Units Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber restricted stock units.  A restricted stock unit may vest in part prior to the expiration of any Units Restriction Period.

(c)           Participants granted restricted stock units shall not be entitled to any dividends payable on the Common Stock unless the agreement under Section 2.5 for restricted stock units specifies to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15.4 below).  Restricted stock units shall not have any voting rights, and holders of restricted stock units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).

SECTION 8

Performance Units

Performance units may be granted hereunder to eligible employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The Committee shall establish at the time the performance unit is granted the performance period(s) during which any Performance Goals specified by the Committee with respect to the Award are to be measured.  The Performance Goals to be achieved during any performance period(s) and the length of the performance period(s) shall be determined by the Committee upon the grant of each performance unit.  The Committee may, in connection with the grant of performance units, designate them as Qualified Performance-Based Awards.  The conditions for grant or vesting and the other provisions of performance units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant.  Performance units may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable agreement under Section 2.5.  Performance units shall not have any voting rights, and holders of performance units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).  The Performance Goals to be achieved for each performance period, whether the Performance Goals have been achieved, and the amount of the Award to be distributed shall be conclusively determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee.  Performance units may be paid in a lump sum or in installments following the close of the performance period(s).  The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber performance units.  The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of performance units made in any one calendar year shall be five million United States of America dollars ($5,000,000).

SECTION 9

Other Stock-Based Awards

The Committee may award Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents.  Any such Award shall be subject to such terms and conditions as established by the Committee, and may include Qualified Performance-Based Awards.  The maximum value of Common Stock and other property, including cash, that may be paid or distributed to any Participant pursuant to this Section 9 (and not pursuant to other sections of the Plan) in any one calendar year shall be five million United States of America dollars ($5,000,000).

SECTION 10

Issuance of Shares

The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 11

Additional Rights in Certain Events

11.1                      Definitions.

For purposes of this Section 11, the following terms shall have the following meaning:

(1)           The term "Person" shall be used as that term is used in Section 13(d) and 14(d) of the 1934 Act.

(2)           "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3)           "Voting Shares" shall mean all securities of a Corporation entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a Corporation shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4)           "Section 11 Event" shall mean the date upon which any of the following events occurs:

(a)           The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(b)           At any time less than 60% of the members of the Board of Directors shall be individuals who were either (i) Directors on the effective date of the Plan or (ii) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board of Directors) of at least two-thirds of the Directors then still in office who were Directors on the effective date of the Plan or who were so approved;

(c)           The shareholders of the Corporation shall approve an agreement or plan providing for the Corporation to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former shareholders of the Corporation will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the Voting Power of such surviving or acquiring corporation or the parent thereof; or

(d)           The shareholders of the Corporation shall approve any liquidation, sale or transfer of all or substantially all of the assets of the Corporation (other than to an entity or entities controlled by the Corporation and/or its shareholders following such event);

provided, however, that if securities beneficially owned by a Participant are included in determining the Beneficial Ownership of a Person referred to in paragraph 4(a), then no Section 11 Event with respect to such Participant shall be deemed to have occurred by reason of such event.

11.2                      Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights.  Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 11 Event occurs all outstanding stock options and stock appreciation rights shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

11.3                      Extension of the Expiration Date of Stock Options and Stock Appreciation Rights.  Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options and stock appreciation rights held by a Participant whose employment with the Corporation or a Subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation right.

11.4                      Lapse of Restrictions on Restricted Stock Awards.  Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted stock Awards under the Plan (including but not limited to Qualified Performance-Based Awards), all such restrictions shall lapse upon the occurrence of any such Section 11 Event regardless of the scheduled lapse of such restrictions.

11.5                      Vesting of Restricted Stock Units and Performance Units.  Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs, all restricted stock units and performance units (including but not limited to Qualified Performance-Based Awards) shall be considered to be earned and payable in full, any vesting conditions shall be considered to have been satisfied, and such restricted stock units and performance units shall be settled in cash as promptly as is practicable.
    11.6                      Code Section 409A.  Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11 shall be applicable only to the extent specifically provided in the agreement under Section 2.5 applicable to the Award and permitted pursuant to Section 12.2.

11.7                      Tax Gross-Up Payments.  Unless the agreement under Section 2.5 shall otherwise provide, if the independent auditors of the Corporation most recently selected by the Board determine that (i) any grant, payment or transfer to or for the benefit of a Participant (whether granted, paid or payable or transferred or transferable pursuant to the Plan or otherwise) (a “Payment”) would be deemed to be an “excess parachute payment” for Federal income tax purposes because of Section 280G of the Code, or any successor provision (“Section 280G”), and (ii) any Award, grant, payment or transfer under the Plan to or for the benefit of a Participant within one year of or following the occurrence of a Section 11 Event constitutes in whole or in part a “parachute payment” under Section 280G (without regard to Section 280G(b)(4)) used in calculating such “excess parachute payment,” the Payment will be grossed up through the payment by the Corporation to the Participant in cash of the amount of any excise tax under Section 4999 of the Code, or any successor provision (“Section 4999”), on the “excess parachute payment” and the amount of any excise tax under Section 4999 and applicable income tax on the total amount of such gross up payment so that the Participant will receive the full amount of the Payment after the Participant has paid any excise tax under Section 4999 of the Code on the “excess parachute payment” and any excise tax under Section 4999 and applicable income tax on the amount of such gross up payment.  On the later of the date an “excess parachute payment” is paid to or for the benefit of the Participant or the date on which it can be first determined that a Payment would be deemed to be an “excess parachute payment” (but in any event no later than the end of the Participant’s taxable year next following the taxable year in which the Participant remits the taxes subject to the gross up payment), the Corporation shall pay or distribute to or for the benefit of the Participant the gross up payment due to the Participant under this Section 11.7.  Notwithstanding the foregoing, no amounts shall be payable under this Section 11.7 unless they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.

SECTION 12

Qualified Performance-Based Awards; Section 409A

12.1                      Qualified Performance-Based Awards.

(a)           The provisions of this Plan are intended to ensure that all options and stock appreciation rights granted hereunder to any Participant who is or may be a Covered Employee in the tax year in which such option or stock appreciation right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductions imposed by Section 162(m) of the Code (the “Section 162(m) Exemption”), and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention.  When granting any Award other than an option or stock appreciation right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation.  Within 90 days after the commencement of a performance period or, if earlier, by the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the Participants for the performance periods and establish the Performance Goals for the performance periods.

(b)           Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and/or payable (as applicable) upon certification in writing by the Committee of the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as previously established by the Committee with respect to such Award.

        (c)           Notwithstanding any provision in the Plan or in any agreement under Section 2.5, to the extent that any such provision or action of the Committee would cause any Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption, such provision or action shall be null and void as it relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

12.2                      Code Section 409A.  It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Section 11 Event, shall be set forth in the applicable agreement under Section 2.5, and shall comply in all respects with Section 409A of the Code.

SECTION 13

Effect of the Plan on the Rights of Employees and Employer

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted any Award under the Plan.  Nothing in the Plan, in any Award under the Plan or in any agreement under Section 2.5 providing for any Award under the Plan shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.

SECTION 14

Amendment or Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, (b) increase the maximum aggregate number of shares of Common Stock as to which incentive stock options may be granted under Section 4.1 of the Plan, (c) make any changes in the class of employees eligible to receive Awards under the Plan, (d) change the maximum number of shares of Common Stock as to which Awards may be made to any Participant under Section 4.2 of the Plan, or the maximum amount that may be paid or distributed to any Participant pursuant to a grant of performance units or other stock-based Awards made in any one calendar year under Section 8 or 9 of the Plan, respectively, (e) change the exercise price or Base Price permitted under Section 5.3 of the Plan or the restrictions regarding repricing under Section 5.3 of the Plan,(f) be made if shareholder approval of the amendment is at the time required for Awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed or (g) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for the Section 162(m) Exemption.  No amendment or termination of the Plan shall, without the written consent of the holder of an Award under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 15

General Provisions

15.1                      Additional Compensation Arrangements.  Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

15.2                      Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation (or, if applicable, a Subsidiary), or make arrangements satisfactory to the Corporation (or, if applicable, a Subsidiary) regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount unless otherwise determined by the Committee) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and provided that any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Participant.  The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.3                      Limitation of Liability.  The grant of any Award shall not:

(a)           give a Participant any rights except as expressly set forth in the Plan or in the agreement under Section 2.5;

(b)           create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Participant any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary that would permit the Participant to be able to attain any Performance Goals associated with any Award;

(c)           create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

(d)           create any obligation of the Corporation or any Subsidiary that shall be greater than the obligation of the Corporation or that Subsidiary to any of their general unsecured creditors.

    15.4                      Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional restricted stock at the time of any dividend payment, and the payment of shares with respect to dividends to Participants holding Awards of restricted stock units, shall only be permissible if authorized by the Committee and if sufficient shares of Common Stock are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of restricted stock units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which restricted stock units shall provide for settlement in cash and for dividend equivalent reinvestment in further restricted stock units on the terms contemplated by this Section 15.4.

15.5                      Governing Law and Interpretation.  To the extent not preempted by federal Law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

15.6                      Dispute Resolution.  Since Awards are granted in Western Pennsylvania, records relating to the Plan and Awards are located in Western Pennsylvania, and the Plan and Awards are administered in Western Pennsylvania, the Corporation and the Participant to whom an Award is granted, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or any Awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of the Plan.  To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 15.5 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.7                      Non-Transferability.  Except as otherwise specifically provided in the Plan or by the Committee and limited to a transfer without the payment of value or consideration to the Participant, Awards under the Plan are not transferable except by will or by laws of descent and distribution of the state of domicile of the Participant at the time of death.

15.8                      Deferrals.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that any such deferral is consistent with all aspects of Section 409A of the Code. Subject to the provisions of this Plan and any agreement under Section 2.5, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

    15.9                      Integration.  The Plan and any written agreements executed by Participants and the Corporation under Section 2.5 contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of the Plan which are not fully expressed in the Plan and the written agreements.

15.10                      Foreign Employees and Foreign Law Considerations.  The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States of America or who are not compensated from a payroll maintained in the United States of America, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States of America, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 16

Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be November 13, 2007, the date of adoption of the Plan by the Board, provided that the Plan is approved by a majority of the votes cast at a meeting of shareholders duly called, convened and held on or prior to November 12, 2008, at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan.  No stock option or stock appreciation right granted under the Plan on or after November 13, 2007 may be exercised until after such approval and any restricted stock, restricted stock units, performance units or other Award awarded under the Plan shall be forfeited to the Corporation on November 12, 2008 if such approval has not been obtained on or prior to that date.  No Award under the Plan may be made subsequent to November 12, 2017.

                                                                  Exhibit B

PROXY - MATTHEWS INTERNATIONAL CORPORATION

Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 21, 2008

Sheraton Station Square Hotel
300 West Station Square Drive
Pittsburgh, PA

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 6:00 PM, Thursday, February 21, 2008 at the Sheraton Station Square Hotel, 300 West Station Square Drive, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the proposals set forth on the reverse side of this form.

Shareholders of record at the close of business on December 31, 2007 will be entitled to vote at the Annual Meeting or any adjournments thereof.

I hereby appoint Joseph C. Bartolacci and Steven F. Nicola and each of them, with full power of substitution and revocation, proxies to vote all shares of Common Stock of Matthews International Corporation which I am entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE

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ANNUAL MEETING PROXY CARD

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.

A.  Proposals

    1.  Election of Directors

	FOR	WITHHOLD
01 – Robert G. Neubert	[ ]	[ ]

02 – Martin Schlatter	[ ]	[ ]

03 – John D. Turner	[ ]	[ ]

2.
	FOR	AGAINST	ABSTAIN
To approve the adoption of the 2007 Equity Incentive Plan	[ ]	[ ]	[ ]

    3.
	FOR	AGAINST	ABSTAIN
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2008.	[ ]	[ ]	[ ]

    4.  To transact such other business as may properly come before the meeting.

B.  Change of Address – Please print new address below.

I plan to attend the meeting.  [ ]

C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed. – Date and Sign Below

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box

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Signature 2 – Please keep signature within the box

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Date (mm/dd/yyyy)

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